UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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WINDTREE THERAPEUTICS, INC.

(Name of Registrant as Specified In Its Charter)

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A LETTER FROM WINDTREE’S CHIEF EXECUTIVE OFFICER

To Our Stockholders:

As we turned from one year to the next and with so many activities currently being executed at Windtree, I wanted to provide you with a quick update. The management team set six core objectives and guidance for 2020 that I was pleased to report were achieved. These included:

1) Achieve NASDAQ listing - and do so with a successful public financing
This was our top priority and was achieved with high demand supporting a successful financing round that enabled more development activities than originally planned. Importantly, we added over 265 new U.S. investors to our stockholder base as well.

2) Start Early Cardiogenic Shock Study with Istaroxime
Given the devastating impact of the COVID-19 pandemic on hospitals and their staff (particularly in intensive care units where this study is being conducted), we experienced COVID-19 related delays in initiation of this study; however the team adjusted, progressed and got the study started in October - thus achieving our objective.

Patients in early cardiogenic shock due to heart failure have decreased cardiac output with very low blood pressure resulting in a critical, often fatal, reduction of blood flow. We believe istaroxime may fulfill an unmet need in early cardiogenic shock based on the profile observed in our Phase 2 clinical studies in acute heart failure, which demonstrated that istaroxime improved cardiac function and systolic blood pressure. Because of the unmet need in the treatment of early cardiogenic shock, we believe there may be an opportunity with a breakthrough therapy designation to benefit from an expedited development program. Moreover, regulatory precedent exists for an approval in distributive shock settings based upon improvements in blood pressure with an acceptable safety profile. In addition, receipt of either Fast Track or breakthrough therapy designation may increase the likelihood of receiving priority review of a marketing application, which would provide for an expedited review timeframe; however, there is no guarantee that we would receive breakthrough or Fast Track designation or that any such designation will lead to a faster development process, review or approval compared to product candidates considered for approval under conventional FDA procedures.

Cardiogenic shock is a second, unique opportunity to enhance Istaroxime with a second program that, with positive data, may have a faster, less expensive development path than the larger (priority) acute heart failure program. We are currently expanding the number of participating sites and countries as enrollment continues toward this important set of clinical results anticipated to be delivered later this year.

3) Study COVID-19 Lung Injury
We obtained FDA acceptance of an Investigational New Drug application and have started a Phase 2 clinical trial studying KL4 surfactant in COVID-19 associated lung injury and acute respiratory distress syndrome (“ARDS”) patients with planned results expected in the third quarter of 2021. This initial study is evaluating changes in physiological parameters in patients who are intubated and mechanically ventilated for COVID-19 associated lung injury and ARDS and is being led by top U.S. university research hospitals.

4) Advance the AEROSURF Bridge Study and with Lee’s Pharma funding of the program (so that funding is non-dilutive to our investors and enables us to use our cash for additional / other programs)

We started this study on our previously announced timeline and added a concurrent cerebral study to monitor brain activity of treated infants compared to those that received an invasively delivered surfactant. We also obtained non-dilutive support from Lee’s Pharmaceutical (HK) Ltd. (“Lee’s (HK)”), our licensee in Asia, who supported the study. Late in 2020, Lee’s (HK) and Windtree agreed that Lee’s (HK) would fund and conduct the study in Asia under the terms of our existing license agreement; therefore, we ceased our AEROSURF bridge study clinical trial activities being conducted in the European Union and focused our efforts to support the efforts of Lee’s (HK) in Asia. Additionally, to support the future development of AEROSURF and our lyophilized KL4 surfactant in markets outside of Asia, we are currently pursuing one or more licensing agreements and/or other strategic opportunities.

5) Advanced Istaroxime Acute Heart Failure activities for a 2021 study start

Based on the positive Phase 2a and Phase 2b clinical trial results in acute heart failure and, given the significant unmet need, market size and opportunity, this program is a priority, “fundamental” lead program for Windtree that also has a Fast Track designation. We advanced important study start up activities, such as toxicology studies, protocol development and working with the top heart failure expert advisors from the United States, European Union, and Asia to be in a position to start the next acute heart failure trial after obtaining adequate funding.

6) Strengthen the team capabilities and business

By setting such big objectives and acting upon multiple clinical and business development opportunities simultaneously, it is critical to have the best team, management and company leadership– especially in a small, lean company such as Windtree. I am pleased with the changes and progress we made on this front in 2020 and at the start of 2021. We strengthened the board of directors with the appointments of Dr. Evan Loh, Ms. Leslie J. Williams, and Dr. Robert Scott. Each has incredibly impressive and relevant experience (see their backgrounds in the enclosed proxy statement). Along with our current non-executive directors of James Huang, Bruce Peacock and Daniel Geffken, the addition of these directors creates a highly experienced board that will be invaluable as we execute on our strategy. We also brought on a new, highly experienced Chief Financial Officer, John P. Hamill, along with a new cardiologist MD to lead istaroxime development, clinical operations directors and dedicated business development expert partners – while also reorganizing to lower costs and put investment in areas associated with delivering milestones.

Strategy for Value Creation – 2021 Planned Milestones

Achievement of objectives and launching programs in 2020 has set up a busy 2021. With all we are currently executing on clinically, our business development activities as well as our planned start of our acute heart failure study, we believe 2021 will be a year of many important events, news and deliverables that have the potential to be catalysts for growth including:

✓	Istaroxime Early Cardiogenic Shock study results

✓	Istaroxime Acute Heart Failure – potential study start / first patient dosed

✓	COVID-19 pilot study results

✓	Business development – Formal processes and effort executing across Rostafuroxin, KL4 surfactant platform and Istaroxime that may deliver transactional value and news

With all we have put into motion, we are also focused on increasing investor relations activity with the objective to increase awareness and visibility to Windtree and our opportunities. Most important, we are focused on delivering the planned milestones and advancing our programs with a goal of growing value.

I look forward to 2021 and beyond and keeping you informed of our progress!

Best Regards,
Craig
Craig Fraser
President and Chief Executive Officer
Windtree Therapeutics

We encourage you to read our 2020 Annual Report on Form 10-K, which includes our audited consolidated financial statements as of and for the year ended December 31, 2020, and the sections captioned “Risk Factors” and “Forward Looking Statements” for a description of the substantial risks and uncertainties related to the forward-looking statements included herein.

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

Dear Stockholders:

You are invited to attend Windtree’s 2021 Annual Meeting, which will be held at 9:00 a.m., Eastern time, on Tuesday, June 15, 2021 (the “Annual Meeting”). We have decided to hold the Annual Meeting virtually this year due to the public health impact of COVID-19 and to support the health and well-being of our business partners, employees and stockholders. The Annual Meeting can be accessed via the Internet at: https://www.cstproxy.com/windtreetx/2021. We believe that hosting the Annual Meeting virtually under the current environment will enable greater stockholder attendance and participation and improves our ability to communicate more effectively with our stockholders. At the Annual Meeting, stockholders will vote:

●	to elect the six director nominees that are set forth in the attached Proxy Statement to serve directors, whose term will expire in 2022;
●	to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this Proxy Statement;
●	to indicate, on an advisory basis, the preferred frequency with which future advisory votes on the compensation of our named executive officers should be held; and
●	to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for the 2021 fiscal year.

Stockholders will also transact any other business that may properly come before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

MEETING INFORMATION:

Date:	June 15, 2021
Time:	9:00 a.m. ET
Location:	Via the Internet https://www.cstproxy.com/windtreetx/2021
Record Date:	You can vote if you were a stockholder of record on April 30, 2021.

Your vote matters. Whether or not you plan to virtually attend the Annual Meeting, please ensure that your shares are represented by voting, signing, dating and returning your proxy in the enclosed envelope, which requires no postage if mailed in the United States.

By Order of the Board of Directors

/s/ John P. Hamill

John P. Hamill

Senior Vice President, Chief Financial Officer and Corporate Secretary
April 30, 2021

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS. THIS PROXY STATEMENT AND THE PROXY CARD ARE BEING MAILED TO OUR STOCKHOLDERS ON OR ABOUT APRIL 30, 2021. In accordance with the rules of the Securities and Exchange Commission, we are advising our stockholders of the availability on the internet of our proxy materials related to our forthcoming Annual Meeting. Because we have elected to utilize the “full set delivery” option, we are delivering to all stockholders paper copies of all of the proxy materials, as well as providing access to those proxy materials on a publicly accessible website. This Notice of Special Meeting and Proxy Statement is available to holders of our common stock at https://www.cstproxy.com/windtreetx/2021 and on our corporate website at www.windtreetx.com.

SUMMARY INFORMATION

To assist you in reviewing this year’s proposals, we call your attention to the following proxy summary. This is only a summary; please review this Proxy Statement and our 2020 Annual Report in full.

PROXY SUMMARY

Summary of Stockholder Voting Matters

Proposal	For More Information	Board of Directors Recommendation
Item 1: Election of the six director nominees to serve until our 2022 Annual Meeting	Page 32	✓ FOR EACH NOMINEE
Item 2: Approval, on an Advisory Basis, of the Compensation of our Named Executive Officers	Page 33	✓ FOR
Item 3: Indication, on an advisory basis, of the preferred frequency with which future advisory votes on the compensation of our named executive officers should be held	Page 34	✓ FOR ONE YEAR
Item 4: Ratification of Appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2021	Page 35	✓ FOR

Our Director Nominees

You are being asked to vote on the election of six director nominees, each to serve until our 2022 Annual Meeting of Stockholders. The number of members of our Board is currently set at seven members. Bruce Peacock, a current member of our Board, has advised us that he will not stand for re-election at the Annual Meeting, and his service as a member of our Board will end effective as of the Annual Meeting. As a result, we intend to reduce the size of our Board from seven to six, effective as of the Annual Meeting.

The term of office of our directors expires at the Annual Meeting. We are nominating Craig Fraser, James Huang, Daniel Geffken, Evan Loh, M.D., Robert Scott, M.D., and Leslie J. Williams for election at the Annual Meeting to serve until the 2022 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Directors are elected by a plurality of the votes cast by our stockholders at the Annual Meeting. The six nominees receiving the most FOR votes (among votes properly cast in person or by proxy) will be elected. If no contrary indication is made, shares represented by executed proxies will be voted FOR the election of Messrs. Fraser, Huang and Geffken, Drs. Loh and Scott and Ms. Williams. Each nominee has agreed to serve as a director if elected, and we have no reason to believe that any nominee will be unable to serve.

					Committee Memberships			Other Current Public
Name	Age	Director Since	Occupation	Independent	AC	CC	NCGC	Company Boards
Craig Fraser	56	2016	President and Chief Executive Officer	No				None
James Huang	55	2018	Founding and Managing Partner of Panacea Venture	Yes				ZIOPHARM Oncology, Inc.
Daniel Geffken	64	2019	Managing Partner of Danforth Advisors	Yes	C	M		None
Evan Loh, M.D.	62	2021	CEO of Paratek Pharmaceuticals, Inc.	Yes	M	C		Paratek Pharmaceuticals Eiger Pharmaceuticals
Robert Scott, M.D.	67	2021	Former Chief Medical Officer and Head of Development for AbbVie	Yes		M	M	None
Leslie J. Williams	61	2021	Former Director, President and CEO of ImmusanT	Yes	M		C	Ocular Therapeutix

AC = Audit Committee	C = Chair
CC = Compensation Committee	M = Member
NCGC = Nominating and Corporate Governance Committee

CORPORATE GOVERNANCE SUMMARY FACTS

The following table summarizes our current Board structure and key elements of our corporate governance framework:

Governance Items
Size of Board (set by the Board)	7 (to be reduced to 6 as of the Annual Meeting)
Number of Independent Directors	6 (to be reduced to 5 as of the Annual Meeting)
Independent Chairman of the Board	Yes
Board Self-Evaluation	Annual
Review of Independence of Board	Annual
Independent Directors Meet Without Management Present	Yes
Voting Standard for Election of Directors in Uncontested Elections	Plurality
Diversity of Board background, experience and skills	Yes

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | ii

PROXY STATEMENT

This Proxy Statement, with the enclosed proxy card, is being furnished to stockholders of Windtree in connection with the solicitation by our Board of proxies to be voted at our Annual Meeting and at any postponements or adjournments thereof. The Annual Meeting will be held on Tuesday, June 15, 2021, at 9:00 a.m., Eastern time via the Internet at https://www.cstproxy.com/windtreetx/2021.

This Proxy Statement and the enclosed proxy card are first being mailed to our stockholders on or about April 30, 2021.

GENERAL INFORMATION ABOUT THE MEETING

PROXY SOLICITATION

Windtree is soliciting your vote on matters that will be presented at the Annual Meeting and at any adjournment or postponement thereof. This Proxy Statement contains information on these matters to assist you in voting your shares.

This Proxy Statement and the proxy card are being furnished to our stockholders on or about April 30, 2021. This Proxy Statement and our 2020 Annual Report are available to holders of our common stock at https://www.cstproxy.com/windtreetx/2021 and on our corporate website at www.windtreetx.com.

STOCKHOLDERS ENTITLED TO VOTE

All stockholders of record of our common stock at the close of business on April 30, 2021 (the “Record Date”) are entitled to receive the Notice and to vote their shares at the Annual Meeting. As of that date, 26,257,065 shares of our common stock were outstanding. Each share is entitled to one vote on each matter properly brought to the meeting.

VOTING METHODS

You may vote at the Annual Meeting by delivering a proxy card in person or you may cast your vote in any of the following ways:

Mailing your signed proxy card or voter instruction card	Using the internet at https://www.cstproxy.com/windtreetx/2021	Calling toll-free from the United States, U.S. territories and Canada to +1(866)894-0536.

HOW YOUR SHARES WILL BE VOTED

In each case, your shares will be voted as you instruct. If you return a signed card, but do not provide voting instructions, your shares will be voted FOR each of the proposals in Items 1, 2 and 4 and FOR ONE YEAR in Item 3. If you are the record holder of your shares, you may revoke or change your vote any time before the proxy is exercised. To do so, you must do one of the following:

●

Vote over the internet or by telephone as instructed above. Only your latest internet or telephone vote is counted. You may not revoke or change your vote over the internet or by telephone after 11:59 p.m., Eastern time, on June 14, 2021;

●	Sign a new proxy card and submit it by mail, which must be received no later than June 14, 2021. Only your latest dated proxy card will be counted;

●	Virtually attend the Annual Meeting at https://www.cstproxy.com/windtreetx/2021. Virtually attending the Annual Meeting will not by itself revoke a previously granted proxy; or

●	Give our Corporate Secretary written notice before or at the meeting that you want to revoke your proxy.

If your shares are held by your broker, bank or other holder of record as a nominee or agent (i.e., the shares are held in “street name”), you should follow the instructions provided by your broker, bank or other holder of record.

Deadline for Voting. The deadline for voting by telephone or internet, other than virtually attending the Annual Meeting, is 11:59 p.m., Eastern time on June 14, 2021. If you are a registered stockholder and virtually attend the Annual Meeting, you may vote online during the Annual Meeting.

BROKER VOTING AND VOTES REQUIRED FOR EACH PROPOSAL

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in street name. The Notice has been forwarded to you by your broker, bank or other holder of record who is considered the stockholder of record of those shares. As the beneficial owner, you may direct your broker, bank or other holder of record on how to vote your shares by using the proxy card included in the materials made available or by following their instructions for voting on the internet.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 1

GENERAL INFORMATION ABOUT THE MEETING (continued)

A broker non-vote occurs when a broker or other nominee that holds shares for another does not vote on a particular item because the nominee does not have discretionary voting authority for that item and has not received instructions from the beneficial owner of the shares. The following table summarizes how broker non-votes and abstentions are treated with respect to our proposals:

Proposal	Votes Required	Treatment of Abstentions and Broker Non-Votes	Broker Discretionary Voting
Item 1: Election of directors	Plurality of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	No
Item 2: Approval, on an advisory basis, of the Compensation of our named executive officers	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes
Item 3: Indication, on an advisory basis, of the preferred frequency with which future advisory votes on the compensation of our named executive officers should be held	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes
Item 4: Ratification of appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2021	Majority of the votes cast	Abstentions and broker non-votes will not be taken into account in determining the outcome of the proposal	Yes

QUORUM

We must have a quorum to conduct business at the Annual Meeting. A quorum consists of the presence at the meeting either virtually or represented by proxy of the holders of a majority of the outstanding shares of our common stock entitled to vote. For the purpose of establishing a quorum, abstentions, including brokers holding customers’ shares of record who cause abstentions to be recorded at the Annual Meeting, and broker non-votes are considered stockholders who are present and entitled to vote, and count toward the quorum. If there is no quorum, the holders of a majority of shares virtually attending the Annual Meeting in person or represented by proxy or the chairman of the Annual Meeting may adjourn the meeting to another date.

PROXY SOLICITATION COSTS

We pay the cost of soliciting proxies. Proxies will be solicited on behalf of the Board by mail, telephone, and other electronic means or in person. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 2

BOARD OF DIRECTORS

Our Board has nominated Craig Fraser, James Huang, Daniel Geffken, Evan Loh, M.D., Robert Scott, M.D., and Leslie J. Williams to be elected as directors at our Annual Meeting to hold office until our 2022 Annual Meeting of Stockholders.

Our Board is the Company’s ultimate decision-making body, except with respect to those matters reserved to the stockholders. Our Board selects the members of our senior management team, who in turn are responsible for the day-to-day operations of the Company. Our Board acts as an advisor and counselor to senior management and oversees its performance.

Our Board currently consists of seven directors. Mr. Peacock’s service as a member of our Board will end effective as of the Annual Meeting and he is not standing for re-election. As a result, we intend to reduce the size of our Board from seven to six, effective as of the Annual Meeting. Each of our remaining current directors has been nominated by our Board for re-election at the Annual Meeting for one-year terms that will expire at the 2022 Annual Meeting of Stockholders and until their successors, if any, are elected or appointed, or their earlier death, resignation, retirement, disqualification or removal. Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Nominating and Corporate Governance Committee (the “Governance Committee”) of our Board will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

BOARD STRUCTURE AND COMPOSITION

The Governance Committee of our Board is responsible for recommending the composition and structure of our Board and for developing criteria for Board membership. The Governance Committee regularly reviews director competencies, qualities and experiences, with the goal of ensuring that our Board is comprised of an effective team of directors who function collegially and who are able to apply their experience toward meaningful contributions to our business strategy and oversight of our performance, risk management, organizational development and succession planning.

Our Amended and Restated By-Laws (“Bylaws”) provide that the number of members of our Board shall be fixed by the Board from time to time. Our Board is currently fixed at seven members. Mr. Peacock’s service as a member of our Board will end effective as of the Annual Meeting and he is not standing for re-election. As a result, we intend to reduce the size of our Board from seven to six, effective as of the Annual Meeting. The Governance Committee is responsible for identifying individuals that it believes are qualified to become Board members.

SELECTION OF CANDIDATES

Our Board identifies director nominees by first evaluating the current members of our Board who are willing to continue in service. Current members with qualifications and skills that are consistent with our Board’s criteria for Board service are re-nominated. As to new candidates, our Board generally polls its members and members of our management for their recommendations. Our Board may also review the composition and qualification of the boards of our competitors and may seek input from industry experts or analysts. Our Board reviews the qualifications, experience and background of the candidates and, as discussed below, considers diversity in these areas among all the Board members. In making its determinations, our Board evaluates each individual in the context of the Board as a whole, with the objective of assembling a group that can best perpetuate our success and represent stockholder interests through the exercise of sound judgment. Any recommendations properly submitted by stockholders will be processed and are subject to the same criteria as any other candidates.

Each of the nominees included in this proxy statement and the enclosed proxy card(s) was recommended for inclusion by all of the members of our Board.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 3

BOARD OF DIRECTORS (continued)

CRITERIA FOR BOARD MEMBERSHIP

The Governance Committee has identified certain criteria that it will consider in identifying director nominees. Important general criteria and considerations for Board membership include:

General Criteria
Ability to contribute to the Board’s range of talent, skill and experience to provide sound and prudent guidance with respect to the Company’s strategy and operations, including, but not limited to:
►	Experience in leadership roles in the life sciences, healthcare or public health fields, including experience in the areas of development and commercialization of drug products;
►	Personal integrity and ethical character, commitment and independence of thought and judgment;
►	Capability to fairly and equally represent our stockholders;
►	Confidence and willingness to express ideas and engage in constructive discussion with other Board members and management, to actively participate in the Board’s decision-making process and make difficult decisions in the best interest of the Company;
►	Willingness and ability to devote sufficient time, energy and attention to the affairs of the Company and the Board; and
►	Lack of actual and potential conflicts of interest.

The Governance Committee also considers, on an ongoing basis, the background, experience and skills of the incumbent directors that are important to our current and future business needs, including, among others, the combined mix of experience in the following areas: technical, operational and/or economic knowledge of our business and industries; experience in operational, financial and/or administrative management; financial and risk management acumen; and experience in or familiarity with international business, markets and cultures, technological trends and developments, and corporate securities and tax laws. While a candidate may not possess every one of these qualifications, his or her background should reflect many of these qualifications.

BOARD COMMITMENT TO DIVERSITY

We do not have a formal policy regarding consideration of diversity in selecting the nominees for our Board; however, we seek to nominate Board members with a variety of complementary skills so that as a group, the Board will possess the appropriate talent, skills and expertise to oversee our businesses. As set forth above, the qualifications we look for in nominees for Board members (both new candidates and current Board members) include technical and operational knowledge of our business and industries; experience in operational, financial and/or risk management; and familiarity with international business, markets and cultures, as well as corporate securities and tax laws. Because not every nominee will possess all of these qualifications, our Board considers diversity in these factors when evaluating each nominee in the context of the Board as a whole.

Board diversity and inclusion is critical to the success of the Company. While we do not have a formal policy on Board diversity, the Board is committed to building a Board that consists of the optimal mix of skills, expertise, and diversity capable of effectively overseeing the execution of our business and meeting the Company’s evolving needs, with diversity reflecting gender, age, race, ethnicity, background, professional experience and perspectives. The Nominating and Corporate Governance Committee considers the value of diversity on the Board in evaluating director nominees. Accordingly, the Nominating and Corporate Governance Committee’s evaluation of director nominees includes consideration of their ability to contribute to the diversity of personal and professional experiences, opinions, perspectives and backgrounds on the Board. As presently constituted, the Board represents a deliberate mix of members who have a deep understanding of our business as well as members who have different skill sets and points of view.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 4

BOARD OF DIRECTORS (continued)

POTENTIAL DIRECTOR CANDIDATES

On an ongoing basis, the Governance Committee considers potential director candidates identified on its own initiative as well as candidates referred or recommended to it by other directors, members of management, search firms, stockholders and others (including individuals seeking to join the Board). Stockholders who wish to recommend candidates may contact the Governance Committee in the manner described under the heading “Stockholder Communications to the Board” in this Proxy Statement. Stockholder nominations must be made according to the procedures required under our Bylaws and described in this Proxy Statement under the heading “Requirements for Submission of Stockholder Proposals for Next Year’s Annual Meeting.” Stockholder-recommended candidates and stockholder nominees whose nominations comply with these procedures and who meet the criteria referred to above will be evaluated by the Governance Committee in the same manner as the Governance Committee’s nominees.

		Director			Committee Memberships			Other Current Public Company
Name	Age	Since	Occupation	Independent	AC	CC	NCGC	Boards
Craig Fraser	56	2016	President and Chief Executive Officer	No				None
James Huang	55	2018	Founding and Managing Partner of Panacea Venture and Chairman of our Board	Yes				ZIOPHARM Oncology, Inc.
Daniel Geffken	64	2019	Managing Partner of Danforth Advisors	Yes	C	M		None
Evan Loh, M.D.	62	2021	CEO of Paratek Pharmaceuticals, Inc.	Yes	M	C		Paratek Pharmaceuticals Eiger Pharmaceuticals
Robert Scott, M.D.	67	2021	Former Chief Medical Officer and Head of Development for AbbVie	Yes		M	M	None
Leslie J. Williams	61	2021	Former Director, President & CEO of ImmusanT	Yes	M		C	Ocular Therapeutix

AC = Audit Committee	C = Chair
CC = Compensation Committee	M = Member
NCGC = Nominating and Corporate Governance Committee

In each of the director nominee biographies that follow, we highlight the specific experience, qualifications, attributes and skills that led the Board to conclude that the director nominee or continuing director should serve on our Board at this time.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 5

BOARD OF DIRECTORS (continued)

DIRECTOR NOMINEES

Craig Fraser
Age: 56 Director Since: 2016	Committee Memberships: None.	Other Public Directorships: None

Mr. Fraser has served as President and Chief Executive Officer and a member of the Board of Directors (the “Board”) since February 1, 2016. He brings over 29 years of experience as a leader in product development, fundraising, business development and commercial operations in building biopharmaceutical and device businesses for startups as well as larger companies. Prior to joining us, Mr. Fraser held executive positions at several biopharmaceutical companies, including Novelion as Chief Operating Officer and President from 2014 to 2015 and, prior to that, positions of increasing responsibility; as Vice President of Global Disease Areas at Pfizer from 2009 to 2011 and Vice President and Global Business Manager at Wyeth Pharmaceuticals from 2007 to 2009. Previously, Mr. Fraser served as Vice President, Sales & Marketing and Commercial Operations and as Vice President, Global Strategic Marketing at Johnson & Johnson; and as Gastroenterology Franchise Lead, National Sales Director - Immunology and Acute Cardiovasculars, and Marketing Director - Cardiovasculars and Diagnostics at Centocor and various sales and sales management positions prior to marketing roles. Mr. Fraser is a veteran of both the U.S. Marine Corps and the U.S. Army. Mr. Fraser does not serve on any other public company boards. Mr. Fraser received his B.S. degree in Public Administration from Slippery Rock University of Pennsylvania.

Skills & Qualifications:
Mr. Fraser’s knowledge of our business, as well as his extensive leadership and biopharmaceutical industry experience provide him with the qualifications and skills to serve on our Board.

James Huang (Chairman)
Age: 55 Director Since: 2018	Committee Memberships: None.	Other Public Directorships: ZIOPHARM Oncology, Inc. (ZIOP)

Mr. Huang has served as Chairman of the Board since December 2018. Mr. Huang is a founding and Managing Partner to Panacea Venture. Panacea Venture is a venture capital firm that invests in early and growth stage healthcare and life sciences companies worldwide. Since July 2020, he has served as a director of ZIOPHARM Oncology, Inc., a clinical-stage biopharmaceutical company focused on immuno-oncology platforms to treat patients with cancer, and was most recently appointed as the Executive Chair in February 2021. Since 2011, Mr. Huang has served as a Managing Partner of Kleiner Perkins Caufield & Byers (“KPCB China”), an investment advisory firm, focusing on the firm’s life sciences practice. Mr. Huang has made more than 15 investments in China since 2007. Prior to joining KPCB China, Mr. Huang was a Managing Partner at Vivo Ventures, a venture capital firm specializing in life sciences investments. Prior to joining Vivo in 2007, Mr. Huang was president of Anesiva, a biopharmaceutical company focused on pain management treatments. During his 20-year career in the pharmaceutical and biotech industry, Mr. Huang also held senior roles in business development, sales, marketing and research and development with Tularik Inc. (subsequently acquired by Amgen), GlaxoSmithKline LLC, Bristol-Myers Squibb and ALZA Corp. (subsequently acquired by Johnson & Johnson). Mr. Huang is Chairman of Board at Kindstar Global, JHL Biotech and XW Laboratory and Director at ChiralQuest, Zenesis, and CASI Pharmaceuticals. Mr. Huang received an M.B.A. from the Stanford Graduate School of Business and a B.S. degree in chemical engineering from the University of California, Berkeley.

Skills & Qualifications:
Mr. Huang’s insight into life sciences financing and experience in the biopharmaceutical industry provide him with the qualifications and skills to serve on our Board.

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BOARD OF DIRECTORS (continued)

Daniel Geffken
Age: 64 Director Since: 2019	Committee Memberships: Audit (Chair) and Compensation	Other Public Directorships: None

Mr. Geffken has served as a member of our Board since April 24, 2019 and was also appointed Chairman of the audit committee and as a member of the compensation committee. Since 2011, Mr. Geffken has been serving as the Founding Managing Partner of Danforth Advisors, a leading financial and strategy consulting firm to the life sciences industry. He has served as chief financial officer and strategic consultant to numerous companies, including Apellis Pharmaceuticals, Cidara Therapeutics, Cabaletta Bio, Homology Medicines, Stealth BioTherapeutics and Transkaryotic Therapies. Mr. Geffken has served on the Board of Elicio Bio, Alcobra Ltd. and Arcturus Inc., after its merger with Alcobra.

Skills & Qualifications:

Mr. Geffken’s deep understanding of the industry in which we operate, in corporate financial management and his overall business acumen and insights provide him with the qualifications and skills to serve on our Board.

Evan Loh, M.D.
Age: 62 Director Since: 2021	Committee Memberships: Audit and Compensation (Chair)	Other Public Directorships: Paratek Pharmaceuticals (PRTK); Eiger Pharmaceuticals (EIGR)

Dr. Loh has served as a member of our Board since February 2021. He has been the Chief Executive Officer of Paratek Pharmaceuticals, Inc. (“Paratek”) since June 2019. Prior to that, Dr. Loh served as President, Chief Operating Officer and Chief Medical Officer, in each case until June 2019. From June 2012 to October 2014, Dr. Loh served as Chairman of the board of directors of Paratek (prior to its merger with Transcept Pharmaceuticals, Inc.) and continues to serve as a member of its board. From October 2009 to January 2012, Dr. Loh served as Senior Vice President, Development and Strategic Operations, Worldwide Research and Development, at Pfizer Inc. From January 2007 to October 2009, Dr. Loh was Vice President, Clinical Research & Development at Wyeth. He is the 2006 and 2019 recipient of the Heroes of Chemistry Award from the American Chemical Society for his leadership roles in the development of Tygacil and Nuzyra, respectively. Dr. Loh is a member of the board of directors of Windtree Pharmaceuticals, Inc. He is the immediate past-Chairman of the Antimicrobials Working Group, an industry leading organization of biotech companies focused on antimicrobial development and currently serves as a member of its Executive Committee. Dr. Loh has served as a faculty member at both Harvard Medical School and the University of Pennsylvania School of Medicine. Dr. Loh received his A.B. from Harvard College and his M.D. from Harvard Medical School. He completed his Internal Medicine and Cardiovascular fellowship training at Brigham and Women’s Hospital.

Skills & Qualifications:
Dr. Loh’s extensive leadership experience within the biopharmaceutical industry provides him with the qualifications and skills to serve on our Board.

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BOARD OF DIRECTORS (continued)

Robert Scott, M.D.
Age: 67 Director Since: 2021	Committee Memberships: Compensation and Nominating	Other Public Directorships: None

Dr. Scott has served as a member of our Board since February 2021. He has held leadership positions for over 30 years in the world’s leading biopharma companies, including J&J, Pfizer, Amgen and AbbVie. During that time, Dr. Scott has led development teams responsible for highly successful brands such as Norvasc®, Lipitor®, Repatha®, Humira®, Skyrizi® and Rinvoq™. Prior to his recent retirement as Chief Medical Officer and Head of Development for AbbVie, a research-based global biopharmaceutical company, in April 2020, Dr. Scott was responsible for a team of over 4,000 individuals across 52 countries, a budget of nearly US$3 billion and programs involving more than 40 new molecular entities since joining in April 2016. Prior to joining AbbVie, Dr. Scott served as Vice President of Global Development for Amgen from October 2010 to February 2016, where he conducted, among other programs, heart failure development. From 2002 until 2007, he was the Chief Medical Officer and Executive Vice President of Research and Development at AtheroGenics. While there he designed and implemented the first large cardiovascular outcomes study to be wholly performed by a small biotech. Dr. Scott also worked for Pfizer, one of the world’s premier biopharmaceutical companies, from 1992 to 2002. While there, he was intimately involved in many cardiovascular clinical trials. He also was integral in developing the cholesterol drug Lipitor® and Norvasc®, a drug used to treat high blood pressure. Dr. Scott has served on many committees and boards, including as a member of the FDA Cardiac and Renal Drug Advisory Committee from 2012 until 2016, the board of Transcelerate, and as a member of the PhRMA Research and Development Leadership Forum. Dr. Scott currently serves as a director for ArisGlobal, Confo Therapeutics and Draupnir Bio, where he also sits on the remuneration committee. Dr. Scott received his BSc in Microbiology and Biochemistry and MbChB in Medicine from the University of Cape Town.

Skills & Qualifications:
Dr. Scott’s extensive experience leading large biopharmaceutical companies through several successful product developments provides him with the qualifications and skills to serve on our Board.

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BOARD OF DIRECTORS (continued)

Leslie J. Williams
Age: 61 Director Since: 2021	Committee Memberships: Audit and Nominating (Chair)	Other Public Directorships: Ocular Therapeutix (OCUL)

Ms. Williams has served as a member of our Board since February 2021. She is a 25-year biopharmaceutical veteran and is an experienced biotech CEO and board of directors’ member. She has experience in healthcare, management, commercial product development and marketing. In 2010 she founded ImmusanT, Inc., a clinical stage biotechnology company, and served as Director, President & CEO of ImmusanT until 2019. Prior to that, she was President & CEO of Ventaira Pharmaceuticals since 2004 and under her leadership the company became a significant player in the pulmonary drug-delivery market until it was sold at the end of 2007. Prior to Ventaira, Ms. Williams was director of marketing for INO Therapeutics, Inc. and additional experience includes commercial positions at Merck and GSK, and drug-delivery and -monitoring experience at Datex-Ohmeda (formerly Ohmeda, Inc.). She was a venture partner at Battelle Ventures where she sourced and evaluated deals and assisted early-stage technology companies with strategy, management, business development and M&A. She has served on several private, public and non-profit boards. She is currently an operating partner at Accelerator Life Science Partners and serves on the Board of Ocular Therapeutix (“OCUL”) since 2019, Life Science Leader since 2011, CSCRI since 2018 and Life Science Cares since 2017, and on the Editorial Advisory Board of Life Science Leader. Ms. Williams holds an MBA from Washington University, John Olin School of Business, and a B.S. degree with honors in nursing from the University of Iowa. Before entering industry, she was a critical-care nurse at Duke University, Medical College of Virginia and at the University of Iowa.

Skills & Qualifications:
Ms. Williams’ insight into the biotechnology industry experience and familiarity with public life science company boards provides her with the qualifications and skills to serve on our Board.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT

We are committed to good corporate governance and integrity in our business dealings. Our governance practices are documented in our Amended and Restated Certificate of Incorporation (“Charter”), our Amended and Restated By-Laws (“Bylaws”), our Code of Business Conduct and Ethics (the “Code of Conduct”), and the charters of the committees of the Board (collectively, the “Committees”). Aspects of our governance documents are summarized below. You can find our charters for each Committee and our Code of Conduct on our website www.windtreetx.com under “Company—Corporate Governance.”

BOARD INDEPENDENCE

Our Board has undertaken a review of its composition, the composition of its committees and the independence of each director. Based upon information provided by each director, our Board has determined that each of our directors, with the exception of Mr. Fraser, do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and is independent under the listing rules of Nasdaq. In making such determination, the Board considered the relationships that each such non-employee director has with the Company and all other facts and circumstances that the Board deemed relevant in determining their independence, including the beneficial ownership of our common stock by each non-employee director and the transactions involving them described in the section below titled “Certain Relationships and Related Party Transactions.”

BOARD LEADERSHIP STRUCTURE

Our Board is currently composed of seven members. Mr. Peacock’s service as a member of our Board will end effective as of the Annual Meeting and he is not standing for re-election. As a result, we intend to reduce the size of our Board from seven to six, effective as of the Annual Meeting. In accordance with our Bylaws, each director is elected at our Annual Meeting of Stockholders. Each director holds office until our next Annual Meeting of Stockholders and until his or her successors have been duly elected and qualified, or until such director’s death, or until such director shall have resigned, or have been removed.

We believe that the Board should remain free to configure the leadership of the Board and the Company in a way that best serves the interests of the Company and its stockholders at the time and, accordingly, has no fixed policy with respect to combining or separating the offices of the Chairman of the Board and the Chief Executive Officer. We currently have separate offices of CEO and Chairman of the Board with Mr. Fraser serving as our CEO and Mr. Huang serving as Chairman of the Board. Our Board believes that the separation of the positions of CEO and Chairman of the Board reinforces the independence of the Board from management, creates an environment that encourages objective oversight of management’s performance and enhances the effectiveness of our Board as a whole.

BOARD COMMITTEES

Our Board has established various Committees to assist in discharging its duties: the Audit Committee, the Compensation Committee and the Governance Committee. Each member of our Committees is an independent director as that term is defined by the U.S. Securities and Exchange Commission (“SEC”) and Nasdaq. The primary responsibilities of each of the Committees and the Committee memberships are provided below under the section entitled “Board Attendance, Committee Meetings and Committee Membership.”

Each of the Committees has the authority, as its members deem appropriate, to engage legal counsel or other experts or consultants in order to assist the Committee in carrying out its responsibilities.

RISK MANAGEMENT

One of the key functions of our Board is to oversee our risk management process. Our Board does not have a standing risk management committee, but rather administers this oversight function directly through our Board as a whole, as well as through various standing committees of our board of directors that address the risks inherent in their respective areas of oversight. In particular, our Board is responsible for monitoring and assessing strategic risk exposure and our audit committee has the responsibility to consider and discuss our major financial risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. While our Board maintains the ultimate oversight responsibility for the risk management process, its committees oversee risk in certain specified areas. For example:

●

Our audit committee oversees management of financial reporting, compliance and litigation risks, including risks related to our insurance, information technology, human resources and regulatory matters, as well as the steps management has taken to monitor and control such exposures.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

●

Our compensation committee is responsible for overseeing the management of risks relating to our executive compensation policies, plans and arrangements and the extent to which those policies or practices increase or decrease risks for our company.

●	Our nominating and corporate governance committee manages risks associated with the independence of our Board, potential conflicts of interest and the effectiveness of our Board.

EVALUATING BOARD EFFECTIVENESS

The Board is committed to continuous improvement and annual self-evaluations are an important tool for evaluating effectiveness. The Board and each Committee conduct an annual self-evaluation of their performance and effectiveness.

CODE OF CONDUCT

We have adopted a Code of Business Conduct and Ethics that applies to our officers, including our principal executive, financial and accounting officers, and our directors and employees. We have posted the Code of Business Conduct and Ethics on our Internet website at www.windtreetx.com under the “Company—Corporate Governance” tab. We intend to make all required disclosures on our website concerning any amendments to, or waivers from, our Code of Business Conduct and Ethics with respect to our executive officers and directors.

DIRECTOR ORIENTATION AND CONTINUING EDUCATION

Our director orientation programs familiarize new directors with the Company’s businesses, strategies, and policies, and assist new directors in developing the skills and knowledge required for their service on the Board. All other directors are also invited to attend the orientation programs. From time to time, management advises, or invites outside experts to attend Board meetings to advise, the Board on its responsibilities, management’s responsibilities, developments relevant to corporate governance and best corporate practices. Additionally, Board members may attend, and are encouraged to attend, accredited director education programs at the Company’s expense.

RESTRICTIONS ON THE HEDGING AND PLEDGING OF WINDTREE SHARES

Pursuant to our Insider Trading Policy, which applies to all officers, all directors and all of our employees and any of our subsidiaries (the “Covered Individuals”), the Covered Individuals are prohibited from purchasing securities or otherwise engaging in transactions that hedge or offset, or are designed to hedge or offset, any decrease in the market value of any equity security of Windtree or any such subsidiary. Covered Individuals are also prohibited from selling “short” any securities of those companies.

Covered Individuals are further prohibited from holding any equity securities of Windtree or any such subsidiary in a margin account or otherwise pledging such securities as collateral for a loan.

These prohibitions also apply to family members living in the same household as Covered Individuals, as well as entities influenced or controlled by the Covered Individuals.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

BOARD ATTENDANCE, COMMITTEE MEETINGS AND COMMITTEE MEMBERSHIP

Director	Independence	Board	AC	CC	NCGC
Craig Fraser	No	M
James Huang	Yes	C
Daniel Geffken	Yes	M	C	M
Evan Loh, M.D.	Yes	M	M	C
Bruce Peacock	Yes	M
Robert Scott, M.D.	Yes	M		M	M
Leslie J. Williams	Yes	M	M		C
2020 Meetings	N/A	11	4	12	—
AC = Audit Committee		C = Chair
CC = Compensation Committee NCGC = Nominating and Corporate Governance Committee		M = Member

During 2020, each director attended at least 75% of the meetings of the Board and meetings of each Committee on which he or she served. We did not hold an annual stockholders meeting during 2020. Although we do not have a formal policy regarding attendance by members of our Board at our Annual Meeting, we encourage all of our directors to attend.

Audit Committee

Our audit committee consists of Mr. Geffken, Dr. Loh and Ms. Williams, with Mr. Geffken serving as chair of our audit committee. All members of our audit committee are “independent” as defined in Rule 5605(a)(2) of the Nasdaq Listing Rules and satisfy the financial sophistication requirements of the SEC rules. The Board has determined that Mr. Geffken is an “audit committee financial expert” as defined under SEC rules.

The primary purpose of the audit committee is to assist the Board in fulfilling its oversight responsibilities relating to our accounting, reporting and financial practices, and our compliance with all related legal and regulatory requirements, including oversight of:

●	the maintenance by management of the reliability and integrity of the Company’s accounting policies, financial reporting and disclosure practices, and tax compliance;

●	the establishment and maintenance by management of processes to ensure that an adequate system of internal control is functioning within the Company; and

●	the establishment and maintenance by management of processes to ensure compliance by the Company with all applicable laws, regulations and Company policy.

In addition, the audit committee is responsible for, among other things, the appointment, compensation and oversight of the work of any registered public accounting firm engaged (including resolution of disagreements between management and the auditor regarding financial reporting), reviewing the range and cost of audit and non-audit services performed by our independent accountants, reviewing the adequacy of our systems of internal control, and reviewing all related party transactions. In discharging its role, the audit committee is empowered to investigate any matter brought to its attention and has full access to all our books, records, facilities and personnel. The audit committee also has the power to retain such legal, accounting and other advisors as it deems necessary to carry out its duties.

Compensation Committee

Our compensation committee consists of Mr. Geffken, Dr. Loh and Dr. Scott, with Dr. Loh serving as chair of our compensation committee. Each member of this committee (i) meets the requirements for independence under the current Nasdaq Listing Rules, (ii) is a non-employee director, as defined by Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”), and (iii) qualifies as an “outside director” for purposes of Section 162(m) of the Internal Revenue Code.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

The compensation committee is responsible for, among other things:

●	reviewing management of the Company’s policies regarding compensation policies relating to executive and general compensation;

●

reviewing and approving corporate goals and objectives relating to the compensation of our Chief Executive Officer, executive officers and other senior officers, evaluate performance of executive officers and other senior officers and determine the Chief Executive Officer’s and other executive officers’ compensation level based on the compensation committee’s evaluation;

●	reviewing, approving and establishing guidelines for the Board directors; and

●

overseeing the key employee benefits programs, policies and plans relating to the compensation, benefits and equity incentives of the Company’s executives and, where deemed appropriate by the Committee, those programs, policies and plans relating to the Company’s other employees.

In the past, our Compensation Committee has delegated authority to our CEO to grant options or other stock awards, in accordance with guidelines established by the Compensation Committee in consultation with our compensation consultant, to certain non-executive officers. Our Compensation Committee also has the authority to form and delegate authority to one or more subcommittees as it deems appropriate from time to time under the circumstances.

Our CEO annually reviews the performance of each of the other executive officers, including the other named executive officers. He then recommends annual merit salary adjustments and any changes in annual or long-term incentive opportunities for other executives. The Compensation Committee considers our CEO’s recommendations in addition to data and recommendations presented by our executive compensation consultant.

Radford, a division of AON Hewitt Company, is our executive compensation consultant. Radford reports directly to the Compensation Committee and provides various executive compensation services to the Compensation Committee, including advising the Compensation Committee on the principal aspects of our executive compensation program and evolving industry practices and providing market information and analysis regarding the competitiveness of our program design and our award values in relation to performance. Upon request by the Compensation Committee, a representative of Radford attended Compensation Committee meetings. Radford does not provide services to us other than its advice to the Compensation Committee on executive and director compensation matters. The Compensation Committee determined Radford to be independent under the Nasdaq and SEC regulations.

Nominating and Corporate Governance Committee

Our nominating and corporate governance committee consists of Dr. Scott and Ms. Williams, with Ms. Williams serving as chair of our nominating and governance committee. Each member of the nominating and governance committee meets the requirements for independence under the listing requirements of Nasdaq.

The nominating and governance committee is responsible for, among other things:

●

identifying, evaluating and approving a slate of nominees for election to the Board at the Annual Meeting of Stockholders or any other meetings of stockholders and reviewing the qualifications, experience and fitness for service on the Board of any potential directors;

●	determining the criteria for selection by the Board of the Chairman of the Board, the individual directors and the members of the committees of the Board;

●

reviewing, evaluating and approving candidates submitted by stockholders to the Company and the timeliness of the submission therefor and recommending to the Board appropriate action on such candidates; and

●	reviewing annually the performance of the Board.

FAMILY RELATIONSHIPS

There are no family relationships among any of our directors or executive officers.

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CORPORATE GOVERNANCE AND RISK MANAGEMENT (continued)

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 2020 and as of the date of this Proxy Statement, none of the members of the Compensation Committee was or is one of our officers or employees, and none of our executive officers has served or serves on the compensation committee or board of any company that employed or employs any member of our Compensation Committee or Board.

STOCKHOLDER ENGAGEMENT

Connect

Engaging with investors is fundamental to our commitment to good governance and essential to maintaining strong corporate governance practices. Throughout the year, we seek opportunities to connect with our investors to gain and share valuable insights into current and emerging global governance trends.

Collaborate

We strive for a collaborative approach to stockholder engagement and value the variety of investors’ perspectives received, which helps deepen our understanding of their interests and motivations.

Communicate

Our goal is to communicate with our stockholders through various platforms, including via our website, in print and in person at investor presentations or stockholder meetings. We view communication between our stockholders and the Board as a dialogue.

How to Communicate with our Directors:	By Mail: c/o Corporate Secretary Windtree Therapeutics, Inc. 2600 Kelly Road, Suite 100 Warrington, PA 18976

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DIRECTOR COMPENSATION

COMPENSATION PROGRAM

We have designed and implemented our compensation program for our non-employee directors to attract, motivate and retain individuals who are committed to our values and goals and who have the expertise and experience that we need to achieve those goals.

Directors who are also employees are not compensated separately for serving on the Board or any of its committees. Each of our non-employee directors receives cash compensation for his services. The compensation committee periodically conducts reviews of peer company director compensation practices, including before considering changes to our director compensation policy and amounts. In addition, to better align the interests of our Board with our stockholders, the compensation committee considers and recommends to the Board long-term equity compensation.

Non-Employee Director Compensation Policy

Pursuant to our Non-Employee Director Compensation Policy in place during 2020, our directors received annual cash retainers, paid on a quarterly basis. Each non-employee director received a quarterly retainer of $10,000. The Chairman of the Board received an additional $6,250 per quarter, in addition to the $10,000 quarterly retainer for all non-employee directors. Non-employee directors serving on committees of our Board also received additional cash retainers as set forth in the table below.

Position	Additional Cash Retainer in 2020 ($)
Audit Committee
Chair	$3,750
Member	1,750
Compensation Committee
Chair	2,500
Member	1,250
Nominating and Corporate Governance Committee
Chair	1,875
Member	1,000

On February 3, 2021, our Board approved changes to our Non-Employee Director Compensation Policy, effective as of January 1, 2021. Under the revised policy, each non-employee director shall receive, in addition to annual cash retainers set forth above, an initial grant of 30,000 options to purchase shares of our common stock and an annual grant of 15,000 options to purchase shares of our common stock, granted at the time of our annual meeting of stockholders. Both the initial grant and annual grants shall vest in three equal installments beginning on the first anniversary of the grant date, subject to continued service on the Board.

Cash fees are paid quarterly, and are typically pro-rated for non-employee directors who do not serve a full quarter. Our non-employee directors are also reimbursed for their business-related expenses incurred in connection with attendance at Board and Committee meetings and related activities. Our only employee director, Mr. Fraser, receives no separate compensation for his service in such capacity.

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DIRECTOR COMPENSATION (continued)

DIRECTOR COMPENSATION 2020

The following table summarizes information concerning the compensation awarded to, earned by, or paid for services rendered in all capacities by our non-employee directors during the year ended December 31, 2020.

Name of Non-Employee Director	Fee Earned or Paid in Cash ($)(1)	Total ($)
James Huang	$65,000	$65,000
Daniel Geffken	60,000	60,000
John Leone (2)	54,500	54,500
Joseph Mahady (2)	57,000	57,000
Bruce Peacock	44,000	44,000
Brian Schreiber, M.D. (2)	49,000	49,000

(1)

As of December 31, 2020, (i) Messrs. Leone and Mahady each held options to purchase 24,340 shares of our common stock, (ii) Mr. Peacock held options to purchase 24,375 shares of our common stock, (iii) Messrs. Huang and Geffken and Dr. Schreiber each held options to purchase 20,000 shares of our common stock.

(2)	On February 3, 2021, Mr. John Leone, Mr. Joseph Mahady and Dr. Brian Schreiber retired as directors on our Board. Dr. Loh, Dr. Scott and Ms. Williams joined the Board on the same date.

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INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

The Audit Committee works with our management in order to negotiate appropriate fees with Ernst & Young LLP and is ultimately responsible for approving those fees. The following is a summary and description of fees for services provided by Ernst & Young LLP in 2019 and 2020.

Service	2020	2019
Audit Fees	$899,292	$796,000
Audit-Related Fees	—	—
Tax Fees	9,158	—
All Other Fees	1,945	1,940
Total	$910,395	$797,940

“Audit fees” include fees incurred for: (i) professional services rendered for the audit of our annual financial statements; (ii) the review of quarterly financial statements, (iii) issuance of consents associated with the filing of registration statements; (iv) delivery of auditor comfort letters, and (v) a statutory audit.

“Audit-related fees” include assurance and related services that were reasonably related to the audit of annual financial statements and reviews of quarterly financial statements, but not reported under Audit Fees.

“Tax fees” consisted of all services, except those services specifically related to the audit of the financial statements, performed by the independent registered public accounting firm’s tax personnel, including tax compliance and reporting.

“All other fees” consisted of those services not captured in the audit, audit-related or tax categories.

The Audit Committee has considered whether the provision of all other services by Ernst & Young LLP is compatible with maintaining the independence of Ernst & Young LLP and has concluded that Ernst & Young LLP is independent.

AUDIT COMMITTEE PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee pre-approves specified audit and non-audit services prior to the engagement of our independent registered public accounting firm. Our Chief Financial Officer monitors the performance of all services rendered by our independent auditors, determines whether such services are within the list of pre-approved services and informs the Audit Committee on a timely basis of any such services.

On an ongoing basis, our Chief Financial Officer, together with our independent registered public accounting firm, is responsible to submit to the Audit Committee all requests for approval of services that require a specific pre-approval. The Audit Committee reviews these requests and advises management and the independent registered public accounting firm if the Audit Committee pre-approves the engagement of the independent auditors for such projects and services. On a periodic basis, management reports to the Audit Committee the actual spending for such projects and services compared to the approved amounts. The Audit Committee may delegate the ability to pre-approve audit and permitted non-audit services to a sub-committee of the Audit Committee, provided that any such pre-approvals are reported at the next Audit Committee meeting.

All such audit and permissible non-audit services were pre-approved in accordance with this policy during the fiscal year ended December 31, 2020.

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AUDIT COMMITTEE REPORT

The primary purpose of the Audit Committee is to assist the Board in its general oversight of the Company’s financial reporting process.

Management is primarily responsible for the preparation, presentation, and integrity of the Company’s consolidated financial statements, accounting and financial reporting principles, internal controls and procedures designed to ensure compliance with accounting standards, applicable laws and regulations. The Company’s independent registered public accounting firm for the fiscal years 2020 and 2019, Ernst & Young LLP, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with generally accepted accounting principles.

The Audit Committee and the chairman of the Audit Committee have met with management during fiscal year 2020 to consider the adequacy of the Company’s internal controls, and discussed these matters and the overall scope and plans for the audit of the Company with Ernst & Young LLP. The Audit Committee also discussed with management and Ernst & Young LLP the Company’s disclosure controls and procedures.

The Audit Committee has reviewed and discussed management’s assessment of the effectiveness of the Company’s internal controls and the audited consolidated financial statements contained in the Company’s 2020 Annual Report with management. The Audit Committee has discussed with Ernst & Young LLP the matters required to be discussed by Public Company Accounting Oversight Board Auditing Standard No. 1301, “Communication with Audit Committees” and U.S. Securities and Exchange Commission standards. In addition, Ernst & Young LLP has provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young LLP’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with Ernst & Young LLP its independence.

The Audit Committee also considered whether the independent registered public accounting firm’s provision of non-audit services to the Company is compatible with the auditor’s independence. The Audit Committee has concluded that the independent registered public accounting firm is independent from the Company and its management. Based on the considerations and discussions referred to above, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in the Company’s 2020 Annual Report.

Audit Committee

Daniel Geffken, Chair

Evan Loh, M.D.

Leslie J. Williams

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EXECUTIVE OFFICERS

The following table sets forth the name, age and position of each of our executive officers as of the date of this Proxy Statement:

Name	Position	Age
Craig Fraser	President, Chief Executive Officer and Director	56
Eric Curtis	Chief Operating Officer	53
John P. Hamill	Senior Vice President, Chief Financial Officer and Corporate Secretary	57
Steven Simonson, M.D.	Senior Vice President, Chief Medical Officer	62

Craig Fraser

See biography information under the section “Board of Directors” above.

Eric Curtis

Mr. Curtis has served as our Senior Vice President and Chief Operating Officer since March 2020. Prior to joining us, he most recently served as CEO and President of Centurion BioPharma, a biopharmaceutical research and development focused company and a private subsidiary of CytRx Corporation, from June 2018 to November 2019. Mr. Curtis was primarily responsible for the company’s corporate strategy, pipeline development plan and business development. Prior to that role, he was President and Chief Operating Officer of CytRx Corporation, a biopharmaceutical company focused in oncology, from February 2018 to March 2020. Mr. Curtis’ responsibilities included corporate strategy, pipeline development and investor relations. Before that, Mr. Curtis was principal of Curtis Biopharm Consulting where he led his consulting business to work with the CEOs of several biopharmaceutical companies on refining their company’s strategic product development, commercialization effectiveness and focusing resources from 2016 to February 2018. Before that, Mr. Curtis served as President, US Commercial of Aegerion Pharmaceuticals, a biopharmaceutical company from 2014 to 2016. He led the commercial organization for US, represented commercial for global business development and was the lead of commercial for investor relations strategy and execution.

John P. Hamill

Mr. Hamill has served as our Senior Vice President and Chief Financial Officer since July 2020. Mr. Hamill maintained a consulting practice offering financial and CFO services from September 2019 to June 2020. From August 2018 to August 2019, he served as the vice president of finance and chief financial officer of Trevena, Inc., a biopharmaceutical company focused on the development and commercialization of novel medicines for patients with central nervous system disorders. From June 2017 through July 2018, Mr. Hamill maintained a consulting practice offering CFO services such as, amongst other things, raising capital and budgeting. From January 2014 through May 2017, Mr. Hamill was chief executive officer and chief financial officer for NephroGenex, Inc. Mr. Hamill earned his B.S. with a dual major in Accounting/Business and Computer Science from DeSales University. Mr. Hamill is a Certified Public Accountant and is a member of the Pennsylvania Institute of Certified Public Accountants and the American Institute of Certified Public Accountants.

Steven Simonson, M.D.

Dr. Simonson has served as our Senior Vice President and Chief Medical Officer since April 2017, having previously served as our Senior Vice President and Chief Development Officer from October 2014 to April 2017, and our Vice President, Clinical Development, upon joining the Company in May of 2014. Dr. Simonson brings to us over 25 years of medical practice and pharmaceutical industry clinical trial experience with a significant background in pulmonary critical care and developing respiratory drugs, including preclinical, first time into man and phases 1-4, and IND, NDA and sNDA experience. Dr. Simonson spent 15 years at AstraZeneca Pharmaceuticals in areas of medical and clinical leadership primarily in the pulmonary and infection therapeutic areas. He has been involved in or led several successful IND and NDA filings. He spent the next two years as Vice President of Clinical Development at Agennix, Inc., a biopharmaceutical company primarily focused in oncology and sepsis, leading programs including studies of talactoferrin in necrotizing enterocolitis. Most recently, Dr. Simonson was an Executive Director in the Molecule Development Group at Covance, a biopharmaceutical development services company, where he applied his experience to developing clinical development programs for small and mid-size biotech and pharmaceutical companies. Dr. Simonson completed training in internal medicine followed by a fellowship in pulmonary and critical care medicine at Duke University Medical Center. He then held several faculty appointments at Duke in the departments of Anesthesiology and Medicine, including the divisions of Pulmonary and Critical Care Medicine. He is a Fellow of the American College of Chest Physicians, and author or co-author of multiple peer reviewed publications, abstracts, posters and chapters. Dr. Simonson received his medical degree from the Medical College of Wisconsin, and his Master of Health Sciences degree in Biometry from the Duke University School of Medicine.

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EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

Named Executive Officers

Our named executive officers for the year ended December 31, 2020, which consists of our principal executive officer and our two other most highly compensated executive officers, are:

●	Craig Fraser, our President and Chief Executive Officer;

●	Eric Curtis, our Senior Vice President and Chief Operating Officer; and

●	John P. Hamill, our Senior Vice President, Chief Financial Officer and Corporate Secretary.

The following table presents summary information regarding the total compensation that was awarded to, earned by or paid to our named executive officers for services rendered during the years ended December 31, 2019 and 2020.

This section discusses the material components of the executive compensation program for our named executive officers.

SUMMARY COMPENSATION TABLE

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	Option Awards ($)(1)	All Other Compensation ($)(2)	Total ($)
Craig Fraser	2020	$460,284	$299,865 (3)	—	—	$9,814	$769,963
President and Chief Executive Officer	2019	452,381	226,038 (4)	31,695	345,130	8,400	1,063,644
Eric Curtis (5)	2020	308,333	92,500 (6)	—	1,303,506	52,338	1,756,677
Senior VP and Chief Operating Officer	2019	—	—	—	—	—	—
John P. Hamill (7)	2020	167,014	85,000 (6)	—	1,221,416	4,275	1,477,705
Senior VP, Chief Financial Officer	2019	—	—	—	—	—	—
and Corporate Secretary

(1)

The aggregate grant date fair value of such awards was computed in accordance with Financial Accounting Standards Board ASC Topic 718, Stock Compensation (“ASC Topic 718”), and does not take into account estimated forfeitures related to service-based vesting conditions, if any. The valuation assumptions used in calculating these values are discussed in Note 15 of the Audited Consolidated Financial Statements appearing elsewhere herein. These amounts do not represent actual amounts paid or to be realized. Amounts shown are not necessarily indicative of values to be achieved, which may be more or less than the amounts shown as awards are subject to time-based vesting.

(2)

The reported amount reflects our match under our 401(k) Plan and, with respect to Mr. Curtis, includes $45,000 in consulting fees for January to March 2020 before Mr. Curtis joined the company as Chief Operating Officer.

(3)

The reported amount reflects (i) a special one-time bonus of $124,708 awarded to Mr. Fraser in July 2020 by our Compensation Committee in recognition of corporate achievements including financing activities, the listing of our common stock on the Nasdaq Capital Market LLC, clinical achievements related to our product candidates and business development efforts and (ii) Mr. Fraser’s 2020 performance-based bonus of $175,157 awarded by the Compensation Committee.

(4)

The reported amount reflects a portion of Mr. Fraser’s strategic and retention bonus, the second installment of which was paid in 2019. The strategic and retention bonus was the only cash bonus paid to Mr. Fraser in 2019.

(5)	Mr. Curtis was appointed Senior Vice President and Chief Operating Officer on March 9, 2020.
(6)

The reported amount reflects the 2020 performance-based bonuses of $92,500 for Mr. Curtis and $75,000 for Mr. Hamill awarded by the Compensation Committee. With respect to Mr. Hamill, the amount also includes his signing bonus of $10,000.

(7)	Mr. Hamill was appointed Senior Vice President and Chief Financial Officer on July 20, 2020.

Narrative Disclosure to Summary Compensation Table

Elements of Compensation

The compensation of our named executive officers generally consists of base salary, annual cash bonus opportunities, long term incentive compensation in the form of equity awards and other benefits, as described below.

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EXECUTIVE COMPENSATION (continued)

Base Salary

The base salary payable to each named executive officer is intended to provide a fixed component of compensation reflecting the named executive officer’s skill set, experience, role, responsibilities, and contributions. Effective July 1, 2020, the base salary of Mr. Fraser was increased from $453,482 to $467,086. The initial base salary of Mr. Curtis and Mr. Hamill pursuant to their employment agreements was $370,000. Effective February 1, 2021, the base salaries of Messrs. Fraser, Curtis and Hamill were increased from $467,086 to $481,099, from $370,000 to $381,100, and from $370,000 to $381,100, respectively.

Annual Cash Bonus Opportunities

The performance-based cash bonus opportunity for each of our named executive officers is expressed as a percentage of the applicable named executive officer’s base salary that can be achieved at a target level by meeting predetermined corporate and individual performance objectives. Each executive’s target bonus for the year is set forth in their employment agreements, as may be amended by the compensation committee from time to time. The compensation committee established that the 2020 annual target bonus amount for Mr. Fraser be targeted at 50% of his base salary and for Mr. Curtis and Mr. Hamill be targeted at 40% of their respective base salaries. Following a review of 2020 performance, our compensation committee approved bonus payments to each of Mr. Fraser, Mr. Curtis and Mr. Hamill of $175,157, $92,500 and $75,000, respectively.

On July 10, 2020, our compensation committee also approved a special one-time bonus of $124,708 for Mr. Fraser. The special bonus was awarded in recognition of our recent achievements including financing activities, the listing of our common stock on the Nasdaq, clinical achievements related to our product candidates and business development efforts.

In connection with the commencement of his employment, Mr. Hamill was also awarded a one-time signing bonus of $10,000.

Equity-Based Incentive Awards

Our equity-based incentive awards are designed to align our interests and the interests of our stockholders with those of our employees and consultants, including our named executive officers. Our Board or compensation committee approves equity grants in its discretion, which have historically been in the form of stock options or restricted stock units (“RSUs”).

On July 29, 2020, Mr. Curtis was awarded a stock option to purchase 205,461 shares of our common stock, which vests in a series of three successive, equal installments beginning with the first anniversary of the grant. On July 20, 2020, in connection with the commencement of his employment, Mr. Hamill was awarded non-qualified stock options to purchase 211,000 shares of our common stock, which vests in a series of three successive, equal installments beginning with the first anniversary of the grant subject to Mr. Hamill’s continued service. The stock option is an inducement grant pursuant to Nasdaq Listing Rule 5635(c)(4).

No stock options or other incentive equity awards were granted to Mr. Fraser in 2020. On March 19, 2019, our compensation committee approved a grant of stock options to Mr. Fraser to purchase 33,333 shares of our common stock.

All options vest in equal annual installments on each of the first three anniversaries of the date of grant, subject to the named executive officer’s continuous service through the relevant vesting dates; provided, however, that such stock options may be eligible to fully accelerate in vesting in connection with a termination of employment as further described in the section titled “—Executive Employment Agreements” below. See the section titled “— Outstanding Equity Awards at Fiscal Year-End” for more information regarding equity awards made to our named executive officers.

Other Benefits

We currently provide broad-based welfare benefits that are available to all of our employees, including our named executive officers, including health, dental, life, vision and disability insurance.

In addition, we maintain, and the named executive officers participate in, our 401(k) savings plan (“401(k) Plan”) that is intended to be qualified under Section 401(a) of the Code and that provides eligible employees with an opportunity to save for retirement on a tax advantage basis and under which we are permitted to make discretionary employer contributions. The 401(k) Plan also includes a discretionary company match in an amount per participant equal to 50% of each participant’s contribution (up to a maximum of 6% of the participant’s base salary) to the 401(k) Plan. The matching contribution was made in 2019 and 2020.

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EXECUTIVE COMPENSATION (continued)

We do not maintain any defined benefit pension plans or nonqualified deferred compensation plans.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020:

		Option Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options – Exercisable (#)(1)	Number of Securities Underlying Unexercised Options – Unexercisable (#)(1)	Option Exercise Price ($)	Option Expiration Date
Craig Fraser	02/02/16	3,414		$139.80	02/02/26
	07/28/16	667		106.20	07/28/26
	03/01/17	1,667		73.80	03/01/27
	12/24/18	281,270	140,635	12.66	12/24/28
	03/19/19	11,111	22,222	12.90	03/19/29

Eric Curtis	07/29/20		205,461	7.65	07/29/30

John P. Hamill	07/20/20		211,000	6.98	07/20/30

(1)

All options vest and become exercisable in equal installments on each of the first three anniversaries of the applicable grant date, assuming that the named executive officer continues to be employed with us through each vesting date.

EXECUTIVE EMPLOYMENT AGREEMENTS

We are party to executive employment agreements, as amended from time to time (the “Executive Agreements”), with each of our named executive officers, the key terms of which are described below.

Mr. Fraser’s Employment Agreement

We entered into an Executive Agreement with Mr. Fraser, effective February 1, 2016 and subsequently amended. Mr. Fraser’s Executive Agreement provides for an initial base salary of $415,000, which has subsequently been increased to $481,099, and eligibility to receive an annual incentive-based cash bonus, which may be awarded at the discretion of the compensation committee, with a target amount equal to 50% of his base salary.

If Mr. Fraser’s employment is terminated due to death or Disability (as such term is defined in the Executive Agreement), all equity awards held by Mr. Fraser shall become fully vested and all stock options shall continue to be exercisable for the remainder of their stated term.

If Mr. Fraser’s employment is terminated by us without Cause or by Mr. Fraser for Good Reason prior to a Change of Control (as such term is defined in the Executive Agreement) or after the 2nd anniversary of a Change of Control, Mr. Fraser will be eligible to receive the following, in addition to any amounts or benefits that are due under any of our vested plans or other policies, and on the condition that he enters into a separation agreement containing a final and effective plenary release of claims in a form acceptable to us, provided that all of our obligations shall cease if Mr. Fraser engages in a material breach of the Executive Agreement, or his restrictive covenant obligations, and fails to cure such breach within five business days after receipt from us of notice of such breach:

●

A pro rata bonus equal to a percentage of Mr. Fraser’s target bonus amount determined by dividing the total actual bonuses paid to other contract executives for the year in which the termination occurs by the aggregate of such other contract executives’ total target bonuses for that year, and further prorated for the number of days Mr. Fraser was employed in the year of termination, payable at the time that other contract executives are paid bonuses with respect to the year of termination;

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EXECUTIVE COMPENSATION (continued)

●

A severance amount equal to the sum of Mr. Fraser’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the target bonus amount, payable in equal installments in accordance with our regular payroll schedule from the date of termination to the date that is 12 months after the date of termination (the “Severance Period”);

●	All vested stock options and other similar equity awards held by Mr. Fraser shall continue to be exercisable during the Severance Period; and

●

During the Severance Period, if Mr. Fraser elects to continue medical benefits through the Consolidated Omnibus Budget Reconciliation Act of 1985 (“COBRA”), we will continue to pay our costs of Mr. Fraser’s and his dependents’ benefits as in effect on the date of termination as such benefits are provided to active employees.

If Mr. Fraser’s employment is terminated by us without Cause or by Mr. Fraser for Good Reason prior to but in connection with a Change of Control or prior to the 2nd anniversary of a Change of Control, Mr. Fraser will be eligible to receive the following, in addition to any amounts or benefits that are due under any of our vested plans or other policies, and on the condition that he enters into a separation agreement containing a final and effective plenary release of claims in a form acceptable to us, provided that all of our obligations shall cease if Mr. Fraser engages in a material breach of the Executive Agreement, or his restrictive covenant obligations, and fails to cure such breach within five business days after receipt from us of notice of such breach:

●

A pro rata bonus equal to Mr. Fraser’s target bonus amount and prorated for the number of days Mr. Fraser was employed in the year of termination, payable in a lump sum within 10 days after the date of termination;

●

A severance amount equal to 1.5 times the sum of Mr. Fraser’s base salary then in effect (determined without regard to any reduction constituting Good Reason) and the target bonus amount, payable in a lump sum within 10 days after the date of termination except in certain limited circumstances;

●	All equity awards held by Mr. Fraser shall accelerate and become fully vested and all stock options shall continue to be exercisable for the remainder of their stated terms; and

●

For a period of 18 months following the termination date, if Mr. Fraser elects to continue medical benefits through COBRA, we will continue to pay our costs of Mr. Fraser and his dependents’ benefits as in effect on the date of termination as such benefits are provided to active employees.

In addition, upon a Change of Control, for a period of 24 months after the date of the Change of Control and provided that Mr. Fraser is employed on the last day of a fiscal year ending in that period, Mr. Fraser will be entitled to an annual bonus at least equal to Mr. Fraser’s target bonus amount, payable no later than March 15 in the next succeeding fiscal year.

Mr. Fraser’s Executive Agreement includes 12-month post-employment non-competition and non-solicitation covenants and provide for confidentiality and the assignment to us of all intellectual property.

Mr. Curtis’ Employment Agreement

We are a party to an employment agreement with Mr. Curtis which was effective March 9, 2020. Mr. Curtis’ employment agreement provides for an annual base salary of $370,000, which has subsequently been increased to $381,100, and an annual incentive-based cash bonus, which may be awarded at the discretion of the compensation committee, with a target amount equal to 40% of his annual base salary. The employment agreement provides for Mr. Curtis to receive severance (upon termination without Cause (as defined in the employment agreement) or by Mr. Curtis with Good Reason (as defined in the employment agreement)) of (a) any unpaid compensation accrued through the last day of Mr. Curtis’ employment, a lump sum payment of accrued but unused vacation days, and any other amounts owed to Mr. Curtis but not yet paid, less any amounts owed by Mr. Curtis to us (the “Curtis Accrued Compensation”), (b) 12 months of base salary and COBRA benefits, (c) any earned but unpaid annual bonus for the fiscal year preceding Mr. Curtis' date of termination and a pro rata bonus equal to the annual bonus Mr. Curtis would have earned absent his separation (as defined in the employment agreement) which amount shall be paid when our other executives are paid and, (d) during such 12-month period, all vested stock options and similar equity awards held by Mr. Curtis shall continue to be exercisable (the “Curtis Severance Benefits”). If Mr. Curtis is terminated by us without Cause or Mr. Curtis terminates his employment with Good Reason within 24 months of a Change of Control (as defined in the employment agreement), the employment agreement further provides Mr. Curtis with severance (the “Curtis Change of Control Severance Benefits”) consisting of the Curtis Accrued Compensation, any earned but unpaid annual bonus for the fiscal year preceding the date of Mr. Curtis' termination, a lump sum equal to one and one-half times Mr. Curtis’ base salary and annual bonus amount paid in a lump sum within 10 days after the date of termination, eighteen months of COBRA benefits, full vesting and acceleration of Mr. Curtis’ equity awards upon the date of Mr. Curtis’ termination and the continued exercisability of Mr. Curtis’ equity awards for the remainder of their stated terms. Mr. Curtis’ receipt of the Curtis Severance Benefits or the Curtis Change of Control Severance Benefits, as applicable, is conditioned on his execution of a separation agreement in a form acceptable to us within 50 days after the date of the termination of Mr. Curtis’ employment with us.

Additionally, provided that Mr. Curtis is actively employed by us after a Change of Control all shares of stock and all options to acquire our stock held by Mr. Curtis shall accelerate and become fully vested and, with respect to restricted stock, all restrictions shall be lifted upon the date of the Change of Control.

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EXECUTIVE COMPENSATION (continued)

Mr. Hamill’s Employment Agreement

We are a party to an employment agreement with Mr. Hamill which was effective July 20, 2020. Mr. Hamill’s employment agreement provides for an annual base salary of $370,000, which has subsequently been increased to $381,100, and an annual incentive-based cash bonus, which may be awarded at the discretion of the compensation committee, with a target amount equal to 40% of his annual base salary. The employment agreement provides for Mr. Hamill to receive severance (upon termination without Cause (as defined in the employment agreement) or by Mr. Hamill with Good Reason (as defined in the employment agreement)) of (a) any earned but unpaid annual bonus for the fiscal year preceding the last day of Mr. Hamill’s employment and a pro rata bonus equal to the annual bonus that Mr. Hamill would have earned absent his separation multiplied by the fraction obtained by dividing the number of days in the year of separation through the last day of Mr. Hamill’s employment by 365 and (b) 12 months of base salary and subsidized COBRA benefits and (c) during such 12-month period, all vested stock options and similar equity awards held by Mr. Hamill shall continue to be exercisable (the “Hamill Severance Benefits”). If Mr. Hamill is terminated by us without Cause or Mr. Hamill terminates his employment with Good Reason within 24 months after a Change of Control (as defined in the employment agreement), the employment agreement further provides Mr. Hamill with severance (the “Hamill Change of Control Severance Benefits”) consisting of any earned but unpaid annual bonus for the fiscal year preceding the last day of Mr. Hamill’s employment, a lump sum equal to one and one-half times Mr. Hamill’s base salary and annual target bonus amount, eighteen months of subsidized COBRA benefits, full vesting and acceleration of Mr. Hamill’s equity awards upon the date of Mr. Hamill’s termination and the continued exercisability of Mr. Hamill’s equity awards for the remainder of their stated terms. Mr. Hamill’s receipt of the Hamill Severance Benefits or the Hamill Change of Control Severance Benefits, as applicable, is conditioned on his execution of a separation and release agreement in a form acceptable to us. The employment agreement further provides that in the event of a Change of Control (as defined in the employment agreement) transaction, all of Mr. Hamill’s outstanding equity incentive awards will become fully vested so long as Mr. Hamill is actively employed by us at the time of such transaction. In the case of a termination of Mr. Hamill’s employment due to death or disability, all shares of stock and all options shall become fully vested and any earned but unpaid annual bonus for the fiscal year preceding the termination date would be paid. In addition, Mr. Hamill was paid a one-time signing bonus of $10,000.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

We describe below transactions and series of similar transactions, since January 1, 2019 or currently proposed, to which we were a party or will be a party, in which:

●	the amounts involved exceeded $120,000; and

●	any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock had or will have a direct or indirect material interest.

Other than as described below, there have not been, nor are there any currently proposed, transactions or series of similar transactions meeting this criteria to which we have been or will be a party other than compensation arrangements, which are described where required under the sections titled “Management-Board Leadership Structure” and “Executive Compensation.”

Our Board has adopted a written related person transaction policy setting forth the policies and procedures for the review and approval or ratification of related-person transactions. This policy covers any transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we were or are to be a participant, where the amount involved exceeds $120,000 and a related person had or will have a direct or indirect material interest. Our management is responsible for determining whether a transaction is a related party transaction subject to our policy, and upon subject determination, is responsible for disclosing the material facts concerning the transaction and the related party’s interest in our transaction to our Audit Committee. In reviewing and approving any such transactions, our Audit Committee is tasked to consider all relevant facts and circumstances with respect to the transaction and shall evaluate all available options, including ratification, revision or termination of the transaction. All of the transactions described above either were approved or ratified in compliance with this policy.

RELATED PERSON TRANSACTIONS

Since January 1, 2019, we have engaged in the following transactions with our directors, executive officers, holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers, and holders of more than 5% of our voting securities. We believe that all of these transactions were on terms as favorable as could have been obtained from unrelated third parties.

Lee’s Pharmaceutical Holdings Limited and Affiliates

We have received substantial support from Lee’s Pharmaceutical Holdings Limited (“Lee’s”), our largest stockholder. Lee’s is a company incorporated in the Cayman Islands with limited liability, whose common stock is listed on the Hong Kong Stock Exchange, and which along with its affiliates currently owns approximately 20% of our issued and outstanding common stock.

On March 18, 2020, we entered into the Term Sheet with Lee’s Pharmaceutical (HK) Ltd., a company organized under the laws of Hong Kong and an affiliate of Lee’s (“Lee’s (HK)”), pursuant to which Lee’s (HK) agreed to provide financing to fund the development of AEROSURF for the period April 1, 2020 through September 30, 2020 and make payments of up to $3.9 million (which was reduced to $2.8 million under specified circumstances) prior to September 1, 2020. In August 2020, we entered into a Project Financing Agreement with Lee’s (HK) (the “PF Agreement”), formalizing the terms of the Term Sheet, and under which we received payments totaling $2.8 million through October 2020. Under the PF Agreement, Lee’s (HK) agreed to make certain payments to support the continued development of AEROSURF in amounts set forth in an updated development budget and payment schedule to be finalized no later than September 1, 2020, and thereafter updated every six months. In partial satisfaction of our obligations under the PF Agreement, we agreed to pay Lee’s (HK) 50% of any Commercialization Net Revenues (as defined in the PF Agreement) up to an amount that is equal to 125% of the Project Expenses (as defined in the PF Agreement) funded by Lee’s (HK). On November 12, 2020, Lee’s (HK) provided notice of termination of the PF Agreement. Thereafter, we and Lee’s (HK) revised our plans for the continued development of AEROSURF. Lee’s (HK) agreed to continue the clinical development of AEROSURF in Asia at its cost. Lee’s (HK) will fund an additional $1.0 million to us in 2021, repayable pursuant to the terms of the PF Agreement, for certain transition and analytical services to be provided by us with respect to the development of AEROSURF, which will be considered “Project Expenses” under the terms of the PF Agreement.

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EXECUTIVE COMPENSATION (continued)

In 2021, we plan to continue supporting Lee’s (HK) efforts to plan, fund and initiate in Asia the phase 2b bridging study needed to advance AEROSURF to phase 3 clinical trials. With termination of the PF Agreement, we ceased enrollment in our phase 2b bridging study at the European Union (“EU”) clinical sites and are preparing to transfer AEROSURF development activities to Lee’s (HK) to be implemented under the terms of our License, Development and Commercialization Agreement between us and Lee’s (HK) dated as of June 12, 2017, as amended (the “Asia License Agreement”). Our decision to cease enrollment and to transfer the AEROSURF development activities to Lee’s (HK) in Asia was not related to any communications between ourselves and the FDA or the EU regulatory authorities and was not based on any underlying safety or efficacy concern, but rather compelled by our desire to preserve our limited capital to focus on acute cardiovascular and other KL4 surfactant programs, primarily treatment of lung injury in patients with COVID-19.

On December 6, 2019, in connection with a private placement financing (the “December 2019 Private Placement”), we issued and sold 551,876 shares of our common stock to LPH II, a wholly-owned subsidiary of Lee’s, for an approximate aggregate purchase price of $5.0 million, including the conversion of $2.95 million of existing debt obligations on the same terms as the other select institutional investors. In addition, we also issued 275,938 Series I Warrants to purchase 275,938 shares of our common stock at an exercise price of $12.09 per share to LPH II. Lee’s and its affiliate, LPH II, are beneficial owners of more than 5% of our capital stock.

On October 24, 2019, we entered into a Loan Agreement with LPH II, a Cayman Islands company. Under the Loan Agreement, LPH II agreed to lend us $1.0 million (the “2019 Loan”), to support our operations while we sought to complete a strategic transaction (as defined in the Loan Agreement). The 2019 Loan, which was funded in a single installment by wire transfer on October 28, 2019, accrued interest at a rate of 6% per annum and matured upon the closing date of the December 2019 Private Placement, which qualified as the strategic transaction under terms defined in the Loan Agreement. We repaid the 2019 Loan in full upon consummation of the December 2019 Private Placement.

Pursuant to the Asia License Agreement with Lee’s (HK), we have granted to Lee’s (HK) an exclusive license to (i) sublicense, develop, manufacture and commercialize in the licensed territory our KL4 surfactant products, including SURFAXIN, which was approved by the FDA in 2012 for RDS in premature infants, SURFAXIN LS™, the lyophilized dosage form of SURFAXIN, and AEROSURF, and (ii) to register and manufacture SURFAXIN and SURFAXIN LS for use in the licensed territory, which includes China, Japan, Hong Kong, Thailand, Taiwan and 12 other countries.

Panacea Venture Healthcare Fund I L.P.

On December 6, 2019, in connection with the December 2019 Private Placement, we issued and sold 551,876 shares of our common stock to Panacea Venture Healthcare Fund I L.P. (“Panacea L.P.”) for an approximate aggregate purchase price of $5.0 million. In addition, we also issued 275,938 Series I Warrants to purchase 275,938 shares of our common stock at an exercise price of $12.09 to Panacea L.P. Panacea L.P. is a beneficial owner of more than 5% of our capital stock. In addition, our director, James Huang, is a director of Panacea L.P.

Other Transactions

We have granted stock options to our named executive officers and certain of our directors. See “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End” for a description of these stock options.

We have entered into change of control and severance agreements with certain of our executive officers that provide for certain severance and change in control benefits. See “Executive Compensation—Employment Agreements.”

Indemnification Agreements

We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements, our Charter and our Bylaws require us to indemnify directors to the fullest extent permitted by Delaware law.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

COMMON STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Based solely upon information made available to us, the following table sets forth information as of April 30, 2021, regarding the beneficial ownership of our common stock by:

●	each person known by us to be the beneficial owner of more than 5% of the outstanding shares of our common stock;

●	each of our named executive officers and directors; and

●	all of our executive officers as a group.

The percentage of common stock outstanding is based on 26,257,065 shares of our common stock outstanding as of April 30, 2021. For purposes of the table below, and in accordance with the rules of the SEC, we deem shares of common stock subject to options that are currently exercisable or exercisable within sixty days of April 30, 2021 to be outstanding and to be beneficially owned by the person holding the options for the purpose of computing the percentage ownership of that person, but we do not treat them as outstanding for the purpose of computing the percentage ownership of any other person. Except as otherwise noted, each of the persons or entities in this table has sole voting and investing power with respect to all of the shares of common stock beneficially owned by them, subject to community property laws, where applicable. Except as otherwise noted below, the street address of each beneficial owner is c/o Windtree Therapeutics, Inc. 2600 Kelly Road, Suite 100, Warrington, PA 18976.

	Shares Beneficially Owned
Name and Address of Beneficial Owner	Number of Shares	Percentage
Greater than 5% Stockholder
Lee’s Pharmaceutical Holdings Limited (1)	5,359,444	20.00%
Panacea Venture Healthcare Fund I L.P. (2)	3,449,161	12.60%
Bioengine Capital (3)	1,543,264	5.81%
Ivy Blue Holding Limited (4)	1,445,596	5.51%
Hongtao Investment-I Ltd (5)	1,490,066	5.57%

Directors and Named Executive Officers
James Huang (6)	3,708,776	13.54%
Daniel Geffken (7)	22,472	*
Evan Loh, M.D.	—	*
Bruce Peacock (8)	42,044	*
Robert Scott, M.D.	—	*
Leslie J. Williams	—	*
Craig Fraser (9)	390,123	1.47%
Eric Curtis	1,291	*
John P. Hamill (10)	5,000	*

Executive Officers and Directors as a group (10 persons)	4,379,508	16.07%

*	Less than 1%

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 27

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

(1)

Includes (i) 22,300 shares of common stock and 22,300 Series A-1 Warrants to purchase 22,300 shares of common stock held directly by Lee’s exercisable within 60 days of April 30, 2021, (ii) 1,336,077 shares of common stock, 199,203 Series G Warrants to purchase 199,203 shares of common stock exercisable within 60 days of April 30, 2021, 275,938 Series I Warrants to purchase 275,938 shares of common stock exercisable within 60 days of April 30, 2021 and 45,139 Series C warrants to purchase 45,139 shares of common stock exercisable within 60 days of April 30, 2021, held by LPH II Investments Limited (“LPH II”), (iii) 2,687,953 shares of common stock held by China Cardiovascular Interest Limited (“China Cardiovascular”), and (iv) 770,534 shares of common stock held by LPH Investments Ltd. (“LPH”). Lee’s may be deemed to have beneficial ownership of the shares held by LPH II due to its ownership of 100% of LPH II and the shares of common stock held by China Cardiovascular may be deemed to be beneficially owned by Lee’s by virtue of its 100% ownership of Pharmaceutical International Limited, which owns 100% of the equity interests of China Cardiovascular. Lee’s holds a 74% interest in LPH and, accordingly, Lee’s may be deemed to beneficially own the shares held by LPH. LPH II is currently unable to exercise the Series C and G warrants due to an ownership cap restriction and Lee’s Series A-1 Warrants are subject to a 9.99% ownership cap. The Series I Warrants are subject to a 4.99% ownership cap (or such other percent as designated by each holder not to exceed 19.99%). Other than for purposes of Rule 13d-3 of the Act, Lee’s disclaims beneficial ownership of the shares of common stock and warrants, as applicable, except to the extent of its pecuniary interest therein, as applicable. Mses. Lee Siu Fong and Leelalertsuphakun Wanee are executive directors, Dr. Li Xiaoyi is an executive director and the chief executive officer, Mr. Simon Miles Ball is a non-executive director, and Drs. Chan Yau Ching (Bob) and Tsim Wah Keung (Carl) and Mr. Lam Yat Cheong are the independent directors, of Lee’s (the “Lee’s Directors”). The Lee’s Directors and the shareholders of Lee’s have shared voting and investment power over the shares held by Lee’s. The address for Lee’s, LPH, LPH II and China Cardiovascular is 1/F, Building 20E, Phase 3, Hong Kong Science Park, Shatin, Hong Kong.

(2)

Includes 2,336,853 shares of common stock, 62,500 shares of common stock issuable upon exercise of Series D Warrants exercisable within 60 days of April 30, 2021, 498,008 shares of common stock issuable upon exercise of Series G Warrants exercisable within 60 days of April 30, 2021, 275,938 shares of common stock issuable upon exercise of Series I Warrants exercisable within 60 days of April 30, 2021 and 275,862 shares of common stock issuable upon exercise of May 2020 Warrants exercisable within 60 days of April 30, 2021 held by Panacea Venture Healthcare Fund I, L.P. (the “Panacea Fund”). Panacea Venture Healthcare Fund GP I, L.P. or the Immediate GP, is the general partner of the Panacea Fund, Panacea Venture Healthcare Fund GP Company, Ltd. (the “Parent GP”) is the general partner of the Immediate GP, and Panacea Venture Management Company Ltd. (the “Management Company”) is the management company of the Immediate GP. The Management Company, the Panacea Fund, the Immediate GP and the Parent GP are collectively referred to as the Panacea Entities. The Management Company together with the Parent GP and the Immediate GP may be deemed to have beneficial ownership over the shares of common stock held by the Panacea Fund. Each of the Series D Warrants and the Series G Warrants are subject to a 18.0% beneficial ownership cap and are currently unable to be exercised due to such ownership cap. The Series I Warrants are subject to a 4.99% ownership cap (or such other percent as designated by each holder not to exceed 19.99%). The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us). The Panacea Entities may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act. James Huang and Hai Mi serve as directors of the Parent GP and the Management Company. Mr. Huang, Hai Mi, and the shareholders of the Parent GP and Management Company have shared voting and investment power over the shares held by the Panacea Fund. Mr. Huang expressly disclaims beneficial ownership of the securities reported herein, except to the extent of his pecuniary interest therein, if any. The address of the Panacea Fund, Immediate GP, Parent GP and the Management Company is #6 Lane 1350 Middle Fuxing Rd., Xuhui District, Shanghai, China 200319.

(3)

Includes 1,239,088 shares of common stock, 249,004 shares of common stock issuable upon exercise of Series G Warrants exercisable within 60 days of April 30, 2021 and 55,172 shares of common stock issuable upon exercise of May 2020 Warrants exercisable within 60 days of April 30, 2021 held by Bioengine Capital Inc. Center Laboratories, Inc. may be deemed to beneficially own the shares held by Bioengine Capital, Inc. by virtue of its 58.6% equity interest in Bioengine Capital Inc. The Series G Warrants are subject to a 19.9% beneficial ownership cap. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us). Center Laboratories, Inc. and all the other shareholders and directors of Bioengine Capital Inc. have shared voting and investment power over the shares held by Bioengine Capital Inc. The address of Bioengine Capital and Center Laboratories, Inc. is 7F, No. 3-2 Park St., Nangang District, Taipei City 1 14 Taiwan, Republic of China.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 28

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

(4)

Includes 1,445,596 shares of common stock owned directly by Ivy Blue Holdings Limited, which is a wholly owned subsidiary of KPCB China Fund II, L.P. KPCB China Associates II, L.P. is the general partner of KPCB China Fund II, L.P. and KPCB China Holdings II, Ltd. is the general partner of KPCB China Associates II, L.P. The directors of KPCB China Holdings II, Ltd. are Brook Byers, Wen Hsieh, James Huang and Theodore Schlein (the “China Holdings Directors”). By virtue of these relationships, Brook Byers, Wen Hsieh, James Huang and Theodore Schlein may be deemed to indirectly beneficially own the securities held by Ivy Blue Holdings Limited; however, each disclaims beneficial ownership of such securities except to the extent of his pecuniary interest therein. The China Holdings Directors and all the shareholders of China Holdings II, Ltd. have shared voting and investment power over the shares held by Ivy Blue Holdings Limited. The address of Ivy Blue Holdings Limited, KPCB China Fund II, L.P., KPCB China Associates II, L.P. and KPCB China Holdings II, Ltd. is No 6 Lane 1350 Middle Fuxing Rd., Xuhui District, Shanghai, China 200319.

(5)

Includes 993,377 shares of common stock and 496,689 shares of common stock issuable upon exercise of Series I Warrants exercisable within 60 days of April 30, 2021. The Series I Warrants are subject to a 4.99% ownership cap (or such other percent as designated by each holder not to exceed 19.99%). Zhao Xiaohong has voting and investment power over the shares held by Hongtao Investment Ltd. The address of Hongtao Investment Ltd. is Room B, 43/F, 2A Seymour Road, Azura, Hong Kong.

(6)

Includes 171,000 shares of common stock and options to purchase 18,334 shares of common stock exercisable within 60 days of April 30, 2021 held directly by Mr. Huang, and 2,336,853 shares of common stock, 62,500 shares of common stock issuable upon exercise of Series D Warrants exercisable within 60 days of April 30, 2021, 498,008 shares of common stock issuable upon exercise of Series G Warrants exercisable within 60 days of April 30, 2021, 275,938 shares of common stock issuable upon exercise of Series I Warrants exercisable within 60 days of April 30, 2021 and 275,862 shares of common stock issuable upon exercise of May 2020 Warrants exercisable within 60 days of April 30, 2021 held by Panacea Venture Healthcare Fund I, L.P. (the “Panacea Fund”). Panacea Venture Healthcare Fund GP I, L.P. or the Immediate GP, is the general partner of the Panacea Fund, Panacea Venture Healthcare Fund GP Company, Ltd. (the “Parent GP”), is the general partner of the Immediate GP, and Panacea Venture Management Company Ltd. (the “Management Company”) is the management company of the Immediate GP. The Management Company, the Panacea Fund, the Immediate GP and the Parent GP are collectively referred to as the Panacea Entities. The Management Company together with the Parent GP and the Immediate GP may be deemed to have beneficial ownership over the shares of common stock held by the Panacea Fund. Each of the Series D Warrants and the Series G Warrants are subject to a 18.0% beneficial ownership cap and are currently unable to be exercised due to such ownership cap. The Series I Warrants are subject to a 4.99% ownership cap (or such other percent as designated by each holder not to exceed 19.99%). The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).The Panacea Entities may be deemed to constitute a “group” within the meaning of Section 13(d)(3) of the Exchange Act. Mr. Huang serves as a director of the Parent GP and the Management Company. Mr. Huang, Hai Mi, and the shareholders of the Parent GP and Management Company have shared voting and investment power over the shares held by the Panacea Fund. Mr. Huang serves as a director of the Immediate GP and may be deemed to beneficially own the shares held by the Panacea Fund. Also includes 70,281 shares of common stock held by Rui Jin (HK) Consulting Management Company Ltd., of which Mr. Huang is a director. Mr. Huang expressly disclaims beneficial ownership of the securities reported herein of the Panacea Entities and Rui Jin (HK) Consulting Management Company Ltd., except to the extent of his pecuniary interest therein, if any. The address of Mr. Huang is #6 Lane 1350 Middle Fuxing Rd., Xuhui District, Shanghai, China 200319.

(7)

Includes 2,069 shares of common stock, 2,069 May 2020 Warrants to purchase 2,069 shares of common stock exercisable within 60 days of April 30, 2021 and options to purchase 18,334 shares of common stock exercisable within 60 days of April 30, 2021. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 29

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT (continued)

(8)

Includes 8,886 shares of common stock, 283 Series A-1 Warrants to purchase 283 shares of common stock exercisable within 60 days of April 30, 2021, 3,500 May 2020 Warrants to purchase 3,500 shares of common stock exercisable within 60 days of April 30, 2021 and options to purchase 29,375 shares of common stock exercisable within 60 days of April 30, 2021. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

(9)

Includes 29,445 shares of common stock, 117 Series A-1 Warrants to purchase 117 shares of common stock exercisable within 60 days of April 30, 2021, 2,069 May 2020 Warrants to purchase 2,069 shares of common stock exercisable within 60 days of April 30, 2021, 1,500 March 2021 Warrants to purchase 1,500 shares of common stock and options to purchase 356,992 shares of common stock exercisable within 60 days of April 30, 2021. The May 2020 Warrants are subject to a 4.99% ownership cap (or, at the election of each holder prior to the date of issuance, 9.99%), except that upon at least sixty-one (61) days’ prior notice to us, each holder may increase the ownership cap after exercising such holder’s May 2020 Warrants up to 9.99% (or up to 19.99% upon prior written approval by us).

(10)	Includes 3,500 shares of common stock and 1,500 March 2021 Warrants to purchase 1,500 shares of common stock exercisable within 60 days of April 30, 2021.

DELINQUENT SECTION 16(a) REPORTS

Section 16 of the Exchange Act requires the Company’s directors, certain officers, and beneficial owners of more than ten percent of the Common Stock to file reports with the SEC indicating their holdings of and transactions in the Company’s equity securities and to provide copies of such reports to the Company. Based solely on a review of our records, publicly available information and written representations by the persons required to file such reports, all filing requirements of Section 16(a) were satisfied with respect to the 2020 fiscal year by our directors and officers, except for a Form 4 for Mr. Curtis that was due on October 1, 2020 but was filed on October 9, 2020 due to an administrative delay.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 30

EQUITY COMPENSATION PLAN INFORMATION

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)(1)	Number of securities available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders
2020 Equity Incentive Plan	1,238,650	$5.45	528,273
2011 Long-Term Incentive Plan (2)	1,686,664	16.40	—
Equity compensation plans not approved by security holders (3)
Inducement Grant (4)	3,414	139.80	—
Inducement Grant (5)	211,000	6.98	—
Inducement Grant (6)	100,000	5.57	—
Total	3,239,728	$11.39	528,273

(1)	Represents the weighted-average exercise price of outstanding stock options and does not include restricted stock units.
(2)

The 2011 Plan terminated on the effective date of the 2020 Plan. All shares that were available under the 2011 Plan, including any that are expired, forfeited or otherwise returnable to the 2011 Plan are transferred to and become available for grant under the 2020 Plan. All awards granted under the 2011 Plan continue to be governed by the terms of the 2011 Plan and the award agreements.

(3)

Our board of directors has not established any specific number of shares that could be issued without stockholder approval. Inducement grants to new key employees are determined on a case-by-case basis. Other than possible inducement grants, we expect that all equity awards will be made under stockholder-approved plans.

(4)

In connection with the hiring of Mr. Fraser on February 1, 2016, Mr. Fraser was awarded an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4) in the form of an option to purchase 3,414 shares of our common stock.

(5)

In connection with the hiring of Mr. Hamill on July 20, 2020, Mr. Hamill was awarded an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4) in the form of an option to purchase 211,000 shares of our common stock.

(6)

In connection with the hiring of Dr. Joseph Soffer on January 29, 2021, Dr. Soffer was awarded an inducement grant in accordance with Nasdaq Listing Rule 5635(c)(4) in the form of an option to purchase 100,000 shares of our common stock.

Other information with respect to this item is set forth in this Proxy Statement under the headings “Security Ownership of Directors, Certain Beneficial Owners and Management,” “Executive Compensation,” and “Director Compensation,” and is incorporated herein by reference.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 31

ITEMS TO BE VOTED ON

ITEM 1: ELECTION OF DIRECTORS

At the Annual Meeting, our stockholders will vote on the election of six director nominees named in this Proxy Statement as directors, each to serve until our 2022 Annual Meeting of Stockholders and until their respective successors are elected and qualified. Our Board has unanimously nominated Craig Fraser, James Huang, Daniel Geffken, Evan Loh, M.D., Robert Scott, M.D. and Leslie J. Williams for election to our Board at the Annual Meeting.

Each of the nominees has agreed to be named and to serve, and we expect each nominee to be able to serve if elected. If any nominee is unable to serve, the Governance Committee will recommend to our Board a replacement nominee. The Board may then designate the other nominee to stand for election. If you voted for the unavailable nominee, your vote will be cast for his or her replacement.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE ELECTION OF OUR SIX DIRECTOR NOMINEES.	✔

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 32

ITEMS TO BE VOTED ON (continued)

ITEM 2: ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE COMPANY’S NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are conducting a stockholder advisory vote on the compensation paid to our named executive officers. This proposal, commonly known as “say-on-pay,” gives our stockholders the opportunity to express their views on our named executive officers’ compensation. The vote is advisory, and, therefore, it is not binding on the Board, the Compensation Committee, or the Company. Nevertheless, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions. We currently intend to conduct this advisory vote annually.

Our executive compensation program is designed to attract, motivate and retain our named executive officers who are critical to our success. Our Board believes that our executive compensation program is well tailored to retain and motivate key executives while recognizing the need to align our executive compensation program with the interests of our stockholders and our “pay-for-performance” philosophy. Our Compensation Committee continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices.

We encourage our stockholders to read the “Summary Compensation Table” and other related compensation tables and narrative disclosures, which describe the 2020 compensation of our named executive officers.

We are asking our stockholders to indicate their support for the compensation of our named executive officers as described herein. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and our executive compensation philosophy, programs, and practices as described in this Proxy Statement.

OUR BOARD UNANIMOUSLY RECOMMENDS STOCKHOLDERS VOTE FOR THE APPROVAL OF, ON AN ADVISORY BASIS, THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS AT THE ANNUAL MEETING	✔

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 33

ITEMS TO BE VOTED ON (continued)

ITEM 3: ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

Overview

We are seeking your input with regard to the frequency of holding future stockholder advisory votes on the compensation of our named executive officers. In particular, we are asking whether the advisory vote on the compensation of our named executive officers (see, for instance, Item 2) should occur every year, every two years or every three years. We are required by SEC rules to submit to stockholders a non-binding advisory vote on this matter once every six years. Because your vote is advisory, it will not be binding on our Compensation Committee or our Board of Directors. However, the Compensation Committee and the Board will review the voting results and take them into consideration when making future decisions regarding how frequently it should present the advisory vote on the compensation of our named executive officers to our stockholders.

After careful consideration, our Board of Directors has determined that holding an advisory vote on executive compensation every year is the most appropriate policy for the Company at this time, and recommends that stockholders vote for future advisory votes on executive compensation to occur every year. In formulating its recommendation, our Board of Directors considered that an annual advisory vote on executive compensation will provide our stockholders with an appropriate time frame to evaluate the effectiveness of our compensation philosophy, policies and practices.

The proxy card provides stockholders with the opportunity to choose among four options (holding the advisory vote on compensation every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. The affirmative vote of a majority of the shares voted for this proposal—every year, every two years or every three years—will be the frequency approved, on an advisory basis, by our stockholders. However, because the vote on the frequency of holding future advisory votes on the compensation of our named executive officers is not binding, if none of the frequency options receives a majority vote, the option receiving the greatest number of votes will be considered the frequency preferred by our stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE TO CONDUCT FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION ANNUALLY BY SELECTION OF ONE YEAR ON THE PROXY CARD	✔

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 34

ITEMS TO BE VOTED ON (continued)

ITEM 4: RATIFICATION OF APPOINTMENT OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR 2021

The Audit Committee of the Board has appointed and engaged Ernst & Young LLP to serve as our independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the 2021 fiscal year, and to perform audit-related services. Ernst & Young LLP has served as our independent registered public accounting firm since 2001.

Stockholders are hereby asked to ratify the Audit Committee’s appointment of Ernst & Young LLP as our independent registered public accounting firm for the 2021 fiscal year.

The Audit Committee is solely responsible for selecting our independent auditors. Although stockholder ratification of the appointment of Ernst & Young LLP to serve as our independent registered public accounting firm is not required by law or our organizational documents, the Board has determined that it is desirable to seek stockholders ratification as a matter of good corporate governance in view of the critical role played by independent registered public accounting firms in maintaining the integrity of financial controls and reporting. If the stockholders do not ratify the appointment of Ernst & Young LLP, the Audit Committee will reconsider its selection and whether to engage an alternative independent registered public accounting firm.

Representatives of Ernst & Young LLP are expected to virtually attend the Annual Meeting where they will be available to respond to appropriate questions and, if they desire, to make a statement.

THE BOARD UNANIMOUSLY RECOMMENDS A VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY FOR THE FISCAL YEAR ENDING DECEMBER 31, 2021.	✔

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 35

OTHER INFORMATION

OTHER MATTERS

The Annual Meeting is called for the purposes set forth in the Notice. Our Board does not know of any other matters to be considered by the stockholders at the Annual Meeting other than the matters described in the Notice. However, the enclosed proxy confers discretionary authority on the persons named in the proxy card with respect to matters that may properly come before the Annual Meeting and that are not known to our Board at the date this Proxy Statement was printed. It is the intention of the persons named in the proxy card to vote in accordance with their best judgment on any such matter.

REQUIREMENTS FOR SUBMISSION OF STOCKHOLDER PROPOSALS FOR NEXT YEAR’S ANNUAL MEETING

Stockholders intending to present a proposal to be considered for inclusion in the proxy statement for our 2022 Annual Meeting of Stockholders, stockholder proposals must be received by us no later than December 31, 2021. If we change the date of the 2022 Annual Meeting of Stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to make available the proxy materials for the 2022 Annual Meeting in order to be considered for inclusion in our proxy statement. Proposals must be sent via registered, certified, or express mail (or other means that allows the stockholder to determine when the proposal was received by the Corporate Secretary) to the Corporate Secretary, Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, PA 18976. Proposals must contain the information required under our Bylaws, a copy of which is available upon request to our Corporate Secretary, and also must comply with the SEC’s regulations regarding the inclusion of stockholder proposals in Company-sponsored proxy materials.

Stockholders intending to present a proposal or nominate a director for election at our 2022 Annual Meeting of Stockholders without having the proposal or nomination included in our proxy statement must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that our Corporate Secretary receive the proposal or nomination no earlier than the close of business on the 150th day, and no later than the close of business on the 120th day, prior to the first anniversary of the preceding year’s Annual Meeting. Accordingly, for our 2022 Annual Meeting of Stockholders, our Corporate Secretary must receive the proposal or nomination no earlier than February 15, 2022 and no later than the close of business on January 16, 2022. The proposal or nomination must contain the information required by the Bylaws, a copy of which is available upon request to our Corporate Secretary. If the stockholder does not meet the applicable deadlines or comply with the requirements of SEC Rule 14a-4, we may exercise discretionary voting authority under proxies we solicit to vote, in accordance with our best judgment, on any such proposal.

STOCKHOLDER COMMUNICATIONS TO THE BOARD

Stockholders and other interested parties may communicate with the Board by writing to the Corporate Secretary, Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, PA 18976. Communications intended for a specific director or directors should be addressed to their attention to the Corporate Secretary at the address provided above. Communications received from stockholders are forwarded directly to Board members as part of the materials mailed in advance of the next scheduled Board meeting following receipt of the communications. The Board has authorized the Corporate Secretary, in her discretion, to forward communications on a more expedited basis if circumstances warrant or to exclude a communication if it is illegal, unduly hostile or threatening, or similarly inappropriate. Advertisements, solicitations for periodical or other subscriptions, and other similar communications generally will not be forwarded to the directors.

AVAILABILITY OF MATERIALS

Our 2020 Annual Report, including the financial statements and financial statement schedules, has been filed with the SEC and provides additional information about us, which is incorporated by reference herein. It is available on the internet at www.windtreetx.com and is available in paper form (other than exhibits thereto) by first class mail or other equally prompt means to beneficial owners of our common stock without charge upon written request to c/o Chief Financial Officer, Windtree Therapeutics, Inc., 2600 Kelly Road, Suite 100, Warrington, PA 18976. In addition, it is available to beneficial and record holders of our common stock at https://www.cstproxy.com/windtreetx/2021.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 36

17969 Windtree Draft Proxy Card REV5 Front

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

Vote by Internet or Telephone – QUICK ★★★ EASY
IMMEDIATE – 24 Hours a Day, 7 Days a Week or by Mail

WINDTREE THERAPEUTICS, INC.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card. Votes submitted electronically over the internet must be received by 11:59 p.m., Eastern Time, on June 14, 2021.

INTERNET – www.cstproxyvote.com
Use the Internet to vote your proxy. Have your proxy card available when you access the above website. Follow the prompts to vote your shares.

Vote at the Meeting –
If you plan to attend the virtual online annual meeting, you will need your 12 digit control number to vote electronically at the annual meeting. To attend;
https://www.cstproxy.com/windtreetx/2021

PHONE – 1 (866) 894-0536
Use a touch-tone telephone to vote your proxy. Have your proxy card available when you call. Follow the voting instructions to vote your shares.
Call toll-free from the United States, U.S. territories and Canada to: 1-866-894-0536

MAIL – Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

PLEASE DO NOT RETURN THE PROXY CARD IF YOU ARE VOTING ELECTRONICALLY.

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

Please mark your votes like this **X**

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL SIX DIRECTORS IN PROPOSAL 1, "FOR" PROPOSALS 2 AND 4 and "FOR ONE YEAR" FOR PROPOSAL 3.

	FOR	WITHHOLD AUTHORITY
(1) Craig Fraser	☐	☐
(2) James Huang	☐	☐
(3) Daniel Geffken	☐	☐
(4) Evan Loh, M.D.	☐	☐
(5) Robert Scott, M.D.	☐	☐
(6) Leslie J. Williams	☐	☐

2. Indicate, on an advisory basis, the approval of the Compensation of our Named Executive Officers. FOR ☐ AGAINST ☐ ABSTAIN ☐

3. Indicate, on an advisory basis, the preferred frequency with which future advisory votes on the compensation of our named executive officers should be held. 1 Year ☐ 2 Years ☐ 3 Years ☐ ABSTAIN ☐

4. Ratify the appointment of Ernst & Young LLP as our Independent Registered Public Accounting Firm for 2021. FOR ☐ AGAINST ☐ ABSTAIN ☐

CONTROL NUMBER

Signature________________ **Signature, if held jointly**________________ **Date**________**2021.**

Note: Please sign exactly as name appears hereon. When shares are held by joint owners, both should sign. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give title as such.

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 37

17969 Windtree Draft Proxy Card REV5 Back

Important Notice Regarding the Internet Availability of Proxy Materials for the Annual Meeting of Shareholders

To view the 2021 Proxy Statement, 2020 Annual Report and to Attend the Annual Meeting, please go to: https://www.cstproxy.com/windtreetx/2021

▲ FOLD HERE • DO NOT SEPARATE • INSERT IN ENVELOPE PROVIDED ▲

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

WINDTREE THERAPEUTICS, INC.

The Undersigned appoints John Hamill and Craig Fraser, and each of them as proxies, each with the power to appoint his substitute, and authorizes each of them to represent and to vote, as designated on the reverse hereof, all of the shares of common stock of Windtree Therapeutics, Inc. held of record by the undersigned at the close of business on April 30, 2021 at the Annual Meeting of Stockholders of Windtree Therapeutics, Inc. to be held virtually on June 15, 2021 at 9:00 a.m. Eastern Time, or at any adjournment thereof.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS INDICATED. IF NO CONTRARY INDICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE SIX NOMINEES, AND "FOR" PROPOSAL 2 AND PROPOSAL 4, AND "FOR 1 YEAR" FOR PROPOSAL 3, AND IN ACCORDANCE WITH THE JUDGMENT OF THE PERSONS NAMED AS PROXY HEREIN ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

(Continued, and to be marked, dated and signed, on the other side)

Notice of Annual Meeting of Stockholders and 2021 Proxy Statement | 38